SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: December 17, 1999



                        RECKSON ASSOCIATES REALTY CORP.
            (Exact name of Registrant as specified in its Charter)




                                   Maryland
                           (State of Incorporation)


           1-13762                                    11-3233650
   (Commission File Number)                   (IRS Employer Id. Number)


                          225 Broadhollow Road 11747
                         Melville, New York (Zip Code)
                   (Address of principal executive offices)

                                (516) 694-6900
             (Registrant's telephone number, including area code)

Item 5.  Other Events

         On December 17, 1999 Reckson Operating Partnership, L.P. ("ROP"), entered into a unsecured credit facility with ING (U.S.) Capital LLC, as Documentation Agent, and The Chase Manhattan Bank ("Chase") as Administrative Agent, and Chase Securities Inc. as Lead Arranger and Sole Book Manager (the "Credit Facility"). The Credit Facility matures on June 16, 2001. The Credit Facility is unconditionally guaranteed by Reckson Associates Realty Corp. and Reckson FS Limited Partnership. The Credit Facility provides for a maximum borrowing amount of up to $75 million at any time outstanding. ROP's ability to borrow under the Credit Facility will be subject to the satisfaction of, among other things, certain financial covenants, including covenants relating to limitations on unsecured and secured borrowings, minimum fixed charge coverage ratio, a minimum combined equity value, a minimum unsecured interest coverage ratio, a minimum unsecured debt yield, a minimum adjusted unencumbered net operating income, and a maximum dividend payout ratio. Borrowings under the Credit Facility will bear interest, at the option of ROP, at the Base Rate or the Eurodollar Rate, plus 1.5% for all Eurodollar Loans. The Base Rate is defined as the fluctuating rate equal to the higher of: (i) the rate of interest announced publicly by Chase in New York, New York from time to time, as Chase's prime rate; and (ii) the sum of (A) one-half of one percent (0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period. The Eurodollar Rate is generally the rate for U.S. dollar deposits for one, two, three or six months which appears on Telerate Page 3750 as of 11:00 A.M. London time, two business days prior to the commencement of the applicable interest period, as adjusted for applicable reserve requirements.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits

     1.1  1999 $75 million Amended and Restated Credit Facility Agreement
     1.2  1999 Amended and Restated Guaranty Agreement

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                           RECKSON ASSOCIATES REALTY CORP.





                                           ----------------------
                                           Michael Maturo
                                           Executive Vice President, Treasurer
                                           and Chief Financial Officer



Date:  January __, 2000

                                                                   Exhibit 1.1

================================================================================
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of December 17, 1999

                                      among

                       RECKSON OPERATING PARTNERSHIP, L.P.

                       THE INSTITUTIONS FROM TIME TO TIME
                            PARTY HERETO AS LENDERS,

                             ING (U.S.) CAPITAL LLC,
                             AS DOCUMENTATION AGENT

                                       and

                            THE CHASE MANHATTAN BANK
                            AS ADMINISTRATIVE AGENT,

                                       and

                              CHASE SECURITIES INC.
                     AS LEAD ARRANGER AND SOLE BOOK MANAGER

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   DEFINITIONS

1.1.    Certain Defined Terms.................................................2
1.2.    Computation of Time Periods..........................................34
1.3.    Accounting Terms.....................................................34
1.4.    Other Terms..........................................................34


                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

2.1.    Loans................................................................34
2.2.    Intentionally Omitted................................................36
2.3.    Use of Proceeds of Loans.............................................36
2.4.    Termination Date.....................................................37
2.5.    Maximum Credit Facility..............................................37
2.6.    Authorized Agents....................................................37

                                   ARTICLE III
                              INTENTIONALLY OMITTED

                                   ARTICLE IV
                            PAYMENTS AND PREPAYMENTS

4.1.    Prepayments; Reductions in Commitments...............................38
4.2.    Payments.............................................................40
4.3.    Promise to Repay; Evidence of Indebtedness...........................44

                                    ARTICLE V
                                INTEREST AND FEES

5.1.    Interest on the Loans and other Obligations..........................45
5.2.    Special Provisions Governing Eurodollar Rate Loans...................48

                                   ARTICLE VI
                               CONDITIONS TO LOANS

6.1.    Conditions Precedent to the Loans....................................53

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

7.1.    Representations and Warranties of the Borrower.......................55

                                  ARTICLE VIII
                               REPORTING COVENANTS

8.1.    Borrower Accounting Practices........................................66
8.2.    Financial Reports....................................................66
8.3.    Events of Default....................................................70
8.4.    Lawsuits.............................................................70
8.5.    Insurance............................................................71
8.6.    ERISA Notices........................................................71
8.7.    Environmental Notices................................................73
8.8.    Labor Matters........................................................74
8.9.    Notices of Asset Sales and/or Acquisitions...........................75
8.10.   Notices of Minority Holdings.........................................75
8.11.   Tenant Notifications.................................................75
8.12.   Other Reports........................................................76
8.13.   Other Information....................................................76

                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

9.1.    Existence, Etc.......................................................76
9.2.    Powers; Conduct of Business..........................................76
9.3.    Compliance with Laws, Etc............................................77
9.4.    Payment of Taxes and Claims..........................................77
9.5.    Insurance............................................................77
9.6.    Inspection of Property; Books and Records; Discussions...............78
9.7.    ERISA Compliance.....................................................78
9.8.    Maintenance of Property..............................................78
9.9.    Company Status.......................................................79

                                    ARTICLE X
                               NEGATIVE COVENANTS

10.1.   Intentionally Omitted................................................79
10.2.   Liens................................................................79
10.3.   Intentionally Omitted................................................80
10.4.   Conduct of Business..................................................80
10.5.   Transactions with Partners and Affiliates............................80
10.6.   Restriction on Fundamental Changes...................................80
10.7.   Margin Regulations; Securities Laws..................................81
10.8.   ERISA................................................................81
10.9.   Organizational Documents.............................................82
10.10.  Fiscal Year..........................................................82
10.11.  Financial Covenants..................................................82
10.12.  Negative Covenants with respect  to the Company......................85

                                   ARTICLE XI
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

11.1.   Events of Default....................................................85
11.2.   Rights and Remedies..................................................89

                                   ARTICLE XII
                                   THE AGENTS

12.1.   Appointment..........................................................91
12.2.   Nature of Duties.....................................................91
12.3.   Right to Request Instructions........................................92
12.4.   Reliance.............................................................92
12.5.   Indemnification......................................................93
12.6.   Agent Individually...................................................93
12.7.   Successor Agents.....................................................93
12.8.   Relations Among the Lenders..........................................94

                                  ARTICLE XIII
                                YIELD PROTECTION

13.1.   Taxes................................................................95
13.2.   Increased Capital....................................................98
13.3.   Changes; Legal Restrictions..........................................99
13.4.   Replacement of Certain Lenders......................................100
13.5.   Mitigation..........................................................100

                                   ARTICLE XIV
                                  MISCELLANEOUS

14.1.   Assignments and Participations......................................101
14.2.   Expenses............................................................104
14.3.   Indemnity...........................................................105
14.4.   Change in Accounting Principles.....................................105
14.5.   Intentionally Omitted...............................................106
14.6.   Ratable Sharing.....................................................106
14.7.   Amendments and Waivers..............................................107
14.8.   Notices.............................................................109
14.9.   Survival of Warranties and Agreements...............................110
14.10.  Failure or Indulgence Not Waiver; Remedies Cumulative...............110
14.11.  Payments Set Aside..................................................110
14.12.  Severability........................................................111
14.13.  Headings............................................................111
14.14.  Governing Law.......................................................111
14.15.  Limitation of Liability.............................................111
14.16.  Successors and Assigns..............................................111
14.17.  Certain Consents and Waivers of the Borrower........................111
14.18.  Counterparts; Effectiveness; Inconsistencies........................113
14.19.  Limitation on Agreements............................................113
14.20.  Disclaimers.........................................................113
14.21.  Entire Agreement....................................................114
14.22.  Confidentiality.....................................................114

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 17, 1999 (as amended, supplemented or modified from time to time, the "Agreement") is entered into among RECKSON OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Reckson"), the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, ING (U.S.) CAPITAL LLC, as Documentation Agent, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                                 R E C I T A L S

         WHEREAS, Reckson and the Administrative Agent entered into a Credit Agreement, dated as of January 12, 1999, as amended by First Amendment to Amended and Restated Credit Agreement, dated as of September 27, 1999 (the "Existing Credit Agreement"); and

         WHEREAS, the parties hereto have agreed to amend and restate the terms and conditions contained in the Existing Credit Agreement in their entirety as hereinafter set forth.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         I. The Existing Credit Agreement is hereby modified so that all of the terms and conditions of the aforesaid Existing Credit Agreement shall be restated in their entirety as set forth herein, and Reckson agrees to comply with and be subject to all of the terms, covenants and conditions of this Agreement.

         II. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and shall be deemed to be effective as of the date hereof.

         III. Any reference in the Notes, the Guaranty, any other Loan Document or any other document executed in connection with this Agreement or the Existing Credit Agreement to the Existing Credit Agreement shall be deemed to refer to this Agreement.

         The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

         "Adjusted Unencumbered NOI" means, for any period, the sum of (i) the NOI from the Consolidated Businesses, less the Unencumbered Capital Expenditure Reserve Amounts for such period; and (ii) the portion of NOI of the Minority Holdings allocable to the Borrower, in accordance with GAAP less the Unencumbered Capital Expenditure Reserve Amounts allocable to the Borrower for such period; which amounts represent revenues earned from Real Property that is not subject to or encumbered by Secured Indebtedness and which revenues are not subject to any pledge, negative pledge, Lien or other hypothecation. The sum of
(x) NOI from the Consolidated Businesses included in clause (i) hereof from other than office and industrial Real Property, and (y) NOI included in clause
(ii) hereof, shall in no event be more than twenty-five percent (25%) of Adjusted Unencumbered NOI. In addition, no NOI attributable to Investment Funds shall be included in Adjusted Unencumbered NOI.

         "Administrative Agent" means Chase.

         "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

         "Agents" means, collectively, Chase in its capacity as Administrative Agent, and each successor agent appointed pursuant to the terms of Article XII of this Agreement.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Applicable Lending Office" means, with respect to a particular Lender,
(i) its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans, and (ii) its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

         "Applicable Margin" means, with respect to each Eurodollar Loan, 1.50%, and with respect to each Base Rate Loan, 0%.

         "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of EXHIBIT A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 14.1.

         "Authorized Financial Officer" means a chief executive officer, president, chief financial officer, treasurer or other qualified senior officer acceptable to the Administrative Agent.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (i) the rate of interest announced publicly by Chase in New York, New York from time to time, as Chase's prime rate; and

          (ii) the sum of (A) one-half of one percent (0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period.

         "Base Rate Loan" means (i) a Loan which bears interest at a rate determined by reference to the Base Rate and the Applicable Margin as provided in Section 5.1(a) or (ii) an overdue amount which was a Base Rate Loan immediately before it became due.

         "Borrower" means Reckson.

         "Borrower Partnership Agreement" means the Reckson Partnership Agreement as such agreement may be amended, restated, modified or supplemented from time to time with the consent of the Agents or as permitted under Section 10.9.

         "Borrowing" means a borrowing consisting of Loans of the same type made, continued or converted on the same day.

         "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York and (ii) in the case of Eurodollar Rate Loans, in London, England.

         "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Company's, the Borrower's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, however, Capital Expenditures shall include the sum of all expenditures by the Consolidated Businesses and the portion of expenditures of Minority Holdings allocable to the Consolidated Businesses for tenant improvements, leasing commissions, property level capital expenditures (e.g., roof replacement, parking lot repairs, etc., but not capital expenditures in connection with expansions).

         "Capital Expenditure Reserve Amounts" means the greater of (i) the sum of (a) an amount per annum equal to $0.72 multiplied by the number of square feet for office properties owned, directly or indirectly by any of the Consolidated Businesses or Minority Holdings; and (b) an amount per annum equal to $0.28 multiplied by the number of square feet for industrial properties owned, directly or indirectly by any of the Consolidated Businesses or Minority Holdings and (ii) as of the first day of each calendar quarter, an amount equal to the actual Capital Expenditures for the immediately preceding consecutive four calendar quarters.

         "Capital Lease" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "Cash and Cash Equivalents" means unrestricted (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. sections 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

         "Chase" means The Chase Manhattan Bank.

         "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

         "Closing Date" means December 17, 1999.

         "Combined Equity Value" means Total Value, less Total Outstanding Indebtedness.

         "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

         "Commitment" means with respect to any Lender, the obligation of such Lender to make Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Commitments" means the aggregate principal amount of the Commitments of all the Lenders, the maximum amount of which shall be $75,000,000 as reduced from time to time pursuant to
Section 4.1, including as a result of a prepayment pursuant to Section 4.1(a) or
(d).

         "Company" means Reckson Associates Realty Corp., a Maryland corporation.

         "Compliance Certificate" has the meaning set forth in Section 8.2(b).

         "Consolidated" means consolidated, in accordance with GAAP.

         "Consolidated Businesses" means the Company, the Borrower, Reckson FS Limited Partnership and their wholly-owned Subsidiaries.

         "Construction Asset Cost" means, with respect to Property on which construction of Improvements has commenced (such commencement evidenced by foundation excavation) but has not yet been completed (as such completion shall be evidenced by a temporary or permanent certificate of occupancy permitting use of such Property by the general public), the aggregate sums expended on the construction of such Improvements (including land acquisition costs and other soft costs).

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos containing materials (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations.

         "Contingent Obligation" as to any Person means, without duplication,
(i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. Notwithstanding the foregoing, any litigation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP shall not be included as a "Contingent Obligation" unless the same shall have been reserved for in accordance with GAAP. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Borrower required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations or (Y) such other Person holds an Credit Rating from either Moody's or S&P of BBB- (or its equivalent) or better, and
(ii) in the case of a guaranty, (whether or not joint and several) of an obligation otherwise constituting Debt of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

         "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "Credit Availability" means, at any particular time, the amount by which the Maximum Credit Amount at such time exceeds the Credit Obligations at such time.

         "Credit Obligations" means, at any particular time, the outstanding principal amount of the Loans at such time.

         "Credit Rating" means the ratings assigned by not less than two of the Rating Agencies (at least one of which shall be S&P or Moody's) to the Borrower's senior long-term unsecured indebtedness.

         "Cure Loans" has the meaning set forth in Section 4.2(b)(v)(C).

         "Customary Permitted Liens" means

          (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges or levies in all cases which are not yet due or which are being contested in good faith by appropriate proceedings in accordance with
     Section 9.4 and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (ii) statutory and common law Liens of landlords against any Property of the Borrower or any of its Subsidiaries;

          (iii) Liens against any Property of the Borrower or any of its Subsidiaries in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against any Property of the Borrower or any of its Subsidiaries imposed by law created in the ordinary course of business for amounts which could not reasonably be expected to result in a Material Adverse Effect;

          (iv) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals which do not secure at any time an aggregate amount of recourse Indebtedness exceeding $10,000,000; and

          (v) Liens against any Property of the Borrower or any Subsidiary of the Borrower arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

          (vii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

          (viii) customary restrictions imposed by licensors of software or trademarks on users thereof;

          (ix) interests of licensees and sublicensees in any trademarks or other intellectual property license or sublicense by the Borrower or any of its Subsidiaries; and

          (x) Environmental Liens less than $5,000,000, which are being contested in good faith by appropriate proceedings.

         "Designated Lender" has the meaning set forth in Section 13.4.

         "Documentation Agent" means ING (U.S.) Capital LLC in its capacity as Documentation Agent.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "Dollars" and "$" mean the lawful money of the United States.

         "Domestic Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

         "Duff & Phelps" means Duff & Phelps Credit Rating Co. or any successor thereto.

         "Eligible Assignee" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank having total assets in excess of $5,000,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development having total assets in excess of $10,000,000,000; or
(iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $1,000,000,000 or is otherwise reasonably acceptable to the Administrative Agent.

         "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Environmental Property Transfer Act" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Act" or "Responsible Property Transfer Act".

         "Equipment" means equipment used in connection with the maintenance of Projects and Properties.

         "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. sections 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

         "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and
(iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

         "ERISA Termination Event" means (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

         "Eurodollar Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

         "Eurodollar Interest Period" has the meaning set forth in Section
5.2(b).

         "Eurodollar Interest Rate Determination Date" has the meaning set forth in Section 5.2(c).

         "Eurodollar Lending Office" means, with respect to any Lender, such Lender's office (if any) specified as the "Eurodollar Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

         "Eurodollar Rate" means, for any Eurodollar Interest Period with respect to any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by multiplying (a) a rate per annum equal to the rate for U.S. dollar deposits with maturities comparable to such Eurodollar Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Eurodollar Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Eurodollar Rate" applicable to a particular Eurodollar Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the principal balance (or the portion thereof which will bear interest at a rate determined by reference to the Eurodollar Rate during the Eurodollar Interest Period to which such Eurodollar Rate is applicable in accordance with the provisions hereof), and with maturities comparable to the last day of the Eurodollar Interest Period with respect to which such Eurodollar Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Chase by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of the Eurodollar Interest Period to which such Eurodollar Rate is applicable, by (b) a fraction (expressed as a decimal) the numerator of which shall be the number one and the denominator of which shall be the number one minus the Eurodollar Reserve Percentage for such Eurodollar Interest Period.

         "Eurodollar Rate Loan" means (i) a Loan which bears interest at a rate determined by reference to the Eurodollar Rate and the Applicable Margin for Eurodollar Rate Loans, as provided in Section 5.1(a) or (ii) an overdue amount which was a Eurodollar Loan immediately before it became due.

         "Eurodollar Reserve Percentage" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

         "Event of Default" means any of the occurrences set forth in Section
11.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.1.

         "Existing Credit Agreement" has the meaning set forth in the Recitals hereof.

         "Existing Permitted Liens" means each of the Liens set forth on
SCHEDULE 1.1.1 hereto.

         "FAD" means "funds available for distribution" and shall mean, for any period, FFO less (i) Capital Expenditures, for such period, whether payable or accrued as a liability, (ii) adjustments to account for rents on an accrual (rather than GAAP) basis for such period, and (iii) free rent and accrued rent with respect to tenants that are more than 90 days in arrears in the payment of rent for such period.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on transactions by the Reference Bank, as determined by the Administrative Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

         "FFO" means "funds from operations" as defined in the National Association of Real Estate Investment Trusts ("NAREIT") White Paper on Funds From Operations as approved by the NAREIT Board of Governors on March 3, 1995.

         "Financial Statements" means (i) quarterly and annual consolidated statements of income and retained earnings, statements of cash flow, and balance sheets, prepared in accordance with GAAP, consistently applied, and (ii) such other financial statements of the Borrower, the Company and the other Consolidated Businesses or Minority Holdings that the Company shall routinely and regularly prepare and that the Administrative Agent or the Requisite Lenders may from time to time reasonably request.

         "Fiscal Year" means the fiscal year of the Company and the Borrower for accounting and tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.

         "Fitch" means Fitch IBCA, Inc. or any successor thereto.

         "Fixed Charges" means, with respect to any fiscal period, the sum of
(a) Total Interest Expense and (b) the aggregate of all scheduled principal payments on Total Outstanding Indebtedness according to GAAP made or required to be made during such fiscal period for the Consolidated Businesses and Minority Holdings (but excluding balloon payments of principal due upon the stated maturity of an Indebtedness), and (c) the aggregate of all dividends incurred (whether paid or accrued) on the Company's or any of its consolidated Subsidiaries' preferred stock not owned by the Company or any of its Affiliates.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates).

         "General Partner" means the Company and any successor general partner(s) of the Borrower.

         "Governmental Approval" means all right, title and interest in any existing or future certificates, licenses, permits, variances, authorizations and approvals issued by any Governmental Authority having jurisdiction with respect to any Project.

         "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty" means the Amended and Restated Guaranty Agreement, dated as of the date hereof, made by the Company and Reckson FS Limited Partnership for the benefit of the Lenders.

         "Improvements" means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with the Borrower and
(c) any items of personal property.

         "Indebtedness", as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest and fees relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any preferred stock (but only to the extent that such Person shall be contractually obligated to pay the same), (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Contingent Obligations or (vii) under indemnities but only at such time as a claim shall have been made thereunder; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all Contractual Obligations with respect to any of the foregoing.

         "Indemnified Matters" has the meaning set forth in Section 14.3.

         "Indemnitees" has the meaning set forth in Section 14.3.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

         "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person,
(iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (iv) any purchase or other acquisition by that Person of Real Property, whether directly or indirectly. The amount of any Investment shall be the original cost of such Investment, without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

         "Investment Fund" means (i) Reckson Strategic Venture Partners LLC, and
(ii) a Person in which Reckson Service Industries Inc. or a Subsidiary thereof is a general partner or a managing member, in the case of a partnership or limited liability company, and which, in the case of a corporation, has the right to elect a majority of the board of directors.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "knowledge" with reference to the Company, the Borrower, or any Subsidiary of either of them, means the actual knowledge of such Person after reasonable inquiry (which reasonable inquiry shall include, without limitation, interviewing and questioning such other Persons as the Company, the Borrower, or such Subsidiary, as applicable, deems reasonably necessary).

         "Lease" means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

         "Lender" means each of the Administrative Agent, and each financial institution a signatory hereto as a Lender as of the Closing Date and, at any other given time, each financial institution which is a party hereto as an Administrative Agent or Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance, and regardless of the capacity in which such entity is acting (i.e. whether as Administrative Agent or Lender).

         "Leverage Ratio" means the ratio, expressed as a percentage, of the Total Outstanding Indebtedness to the Total Value.

         "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

         "Limited Partners" means those Persons who from time to time are limited partners of the Borrower; and "Limited Partner" means each of the Limited Partners, individually.

         "Loan Account" has the meaning set forth in Section 4.3(b).

         "Loan Documents" means this Agreement, the Notes and the Guaranty.

         "Loans" means the loans made by a Lender pursuant to Section 2.1; provided, that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Management Company" means, collectively (i) Reckson Management Group, Inc., a Delaware corporation, and its wholly-owned or controlled Subsidiaries and (ii) such other property management companies controlled (directly or indirectly) by the Company or the Borrower and which property management companies manage properties owned by the Company, the Borrower and its Subsidiaries and for which the Borrower has previously provided the Administrative Agent with: (1) notice of such property management company, (2) evidence reasonably satisfactory to the Administrative Agent that such property management company is controlled (directly or indirectly) by the Company or the Borrower, and (3) evidence reasonably satisfactory to the Administrative Agent that such property management company manages properties owned, in whole or in part by the Company or the Borrower or its Subsidiaries.

         "Margin Stock" means "margin stock" as such term is defined in Regulation U.

         "Material Adverse Effect" means a material adverse effect upon (i) the financial condition or assets of the Company, the Borrower, and their Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its material obligations under the Loan Documents, (iii) the ability of the Company or Reckson FS Limited Partnership to perform its material obligations under the Guaranty, or (iv) the ability of the Lenders or the Administrative Agent to enforce any of the Loan Documents.

         "Maximum Credit Amount" means, at any particular time, the Commitments at such time.

         "Minority Holdings" means any interests in partnerships, joint ventures, limited liability companies, trusts, associations and corporations held or owned directly or indirectly by the Borrower and/or the Company which are not wholly-owned by the Borrower and/or the Company.

         "Moody's" means Moody's Investor Services, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any ERISA Affiliate or in respect of which the Borrower or any ERISA Affiliate has assumed any liability.

         "Net Cash Proceeds" means all cash when and as received in connection with the sale or refinancing of any asset, or any sale of any equity interest (other than such as would give rise to Net Offering Proceeds) in the Borrower, the Company, or any of their Subsidiaries, less reasonable costs and expenses, repayment of secured indebtedness with respect to the applicable asset, and net of an amount equal to taxable capital gains and real estate transfer taxes payable in connection with any asset sale.

         "Net Offering Proceeds" means all cash or other assets received by the Company as a result of the sale of common shares, preferred shares, partnership interests, limited liability company interests, convertible securities or other ownership or equity interests in the Company, other than in connection with the acquisition of an asset or the equity securities of any Person but only to the extent that no cash is received in connection therewith, less customary costs, expenses and discounts of issuance paid by the Company.

         "NOI" means (x) net operating income determined in accordance with GAAP, before gains or losses from extraordinary items relating to any Real Property, plus (y) (i) any interest expense relating to such Real Property, (ii) depreciation and amortization relating to such Real Property, and (iii) Property Level G&A to the extent included in the calculation of net operating income, less (z) (i) free rent and accrued rent with respect to tenants that are more than 90 days in arrears in the payment of rent, and further adjusted to omit the straight line treatment of rent, so as to account for rent on an accrual basis,
(ii) any interest income relating to such Real Property, and (iii) the greater of Property Level G&A to the extent included in the calculation of net operating income and an amount equal to 3% of gross revenues with respect to a Real Property.

         "Non Pro Rata Loan" has the meaning set forth in Section 4.2 (b)(v).

         "Note" has the meaning set forth in Section 4.3(a); "Notes" means, collectively, all of such Notes outstanding at any given time.

         "Notice of Borrowing" means a notice substantially in the form of EXHIBIT C attached hereto and made a part hereof.

         "Notice of Conversion/Continuation" means a notice substantially in the form of EXHIBIT D attached hereto and made a part hereof with respect to a proposed conversion or continuation of a Loan pursuant to Section 5.1(c).

         "Obligations" means all Loans, advances, debts, liabilities and monetary obligations owing by the Borrower to the Administrative Agent, any other Lender, or any Person entitled to indemnification pursuant to Section 14.3 of this Agreement, of any kind or nature, arising under this Agreement, the Notes or any other Loan Document. The term includes, without limitation, all interest, charges, reasonable expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

         "Officer's Certificate" means, as to a corporation, a certificate executed on behalf of such corporation by the chairman of its board of directors (if an officer of such corporation) or its chief executive officer, president, any of its vice-presidents, its chief financial officer, or its treasurer and, as to a partnership, a certificate executed on behalf of such partnership by the chairman of the board of directors (if an officer of such corporation) or chief executive officer, president, any vice-president, or treasurer of the general partner of such partnership.

         "Operating Account" has the meaning set forth in Section 9.11 hereof.

         "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

         "Organizational Documents" means, with respect to any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership, and
(iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests.

         "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. sections 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

         "Other Management Company" means property management companies controlled (directly or indirectly) by the Company or the Borrower which may manage properties owned by third parties.

         "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

         "Permits" means any permit, consent, approval, authorization license, variance, or permission required from any Person, including any Governmental Approvals.

         "Permitted Securities Options" means the subscriptions, options, warrants, rights, convertible Securities and other agreements or commitments relating to the issuance of the Borrower's Securities or the Company's Capital Stock identified as such on SCHEDULE 1.1.2.

         "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

         "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate (i) is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or (ii) has assumed or is otherwise subject to any liability.

         "Potential Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "Prepayment Date" has the meaning set forth in Section 4.1(d).

         "Project" means any office or industrial properties owned, directly or indirectly, by any of the Consolidated Businesses or Minority Holdings.

         "Property" means any Real Property or personal property, plant, building, facility, structure, equipment, general intangible, receivable, or other asset owned or leased by any Consolidated Business or any Minority Holding. The definition of "Property" shall specifically exclude items of Real Property or personal property owned or leased by members of the Reckler family.

         "Property Level G&A" means general and administrative expenses allocated to the Properties.

         "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's Commitment (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by (ii) the aggregate amount of all of the Commitments.

         "Quarterly Capital Expenditure Reserve Amounts" means, as of the first day of any calendar quarter for the immediately preceding quarter, one quarter of the Capital Expenditure Reserve Amounts.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. sections 6901 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

         "Real Property" means all of the Borrower's and the consolidated Subsidiaries' present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land,
(ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto and (iv) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clause (iii) above.

         "Reckson" means Reckson Operating Partnership, L.P., a Delaware limited partnership.

         "Recourse Secured Indebtedness Limitation" has the meaning set forth in
Section 10.11 hereof.

         "Reference Bank" means Chase.

         "Register" has the meaning set forth in Section 14.1(c).

         "Regulation A" means Regulation A of the Federal Reserve Board as in effect from time to time.

         "Regulation T" means Regulation T of the Federal Reserve Board as in effect from time to time.

         "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

         "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

         "REIT" means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Internal Revenue Code.

         "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

         "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
(ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

         "Reportable Event" means any of the events described in Section 4043(c) of ERISA and the regulations promulgated thereunder as in effect from time to time but not including any such event as to which the thirty (30) day notice requirement has been waived by applicable PBGC regulations.

         "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental, Health or Safety Requirement of Law.

         "Requisite Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than sixty-six and two-thirds percent (66.67%); provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by the Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured as provided in Section 4.2(b)(v)(B), then for so long as such failure continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent sixty-six and two-thirds percent (66.67%) or more of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans are sixty six and two thirds percent (66.67%) or more.

         "Revolving Credit Agreement" means the Credit Agreement, dated as of July 23, 1998, among the Borrower, Reckson Morris Operating Partnership, L.P., Chase, as administrative agent, UBS AG, New York Branch, as syndication agent, PNC Bank, National Association, as documentation agent, and the other lenders party thereto, as amended by the First Amendment to Credit Agreement, dated as of August 31, 1999, and the Second Amendment to Credit Agreement, dated as of September 27, 1999, and as the same may be further amended, modified or restated.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Secured Indebtedness" means any Indebtedness secured by a Lien.

         "Secured Loan-to-Value Ratio" means, the ratio, expressed as a percentage, of the aggregate amount of any Secured Indebtedness as of the date of the determination to the value with respect to such Real Property encumbered thereby as of such date, which value shall be determined by reference to the formula set forth in the definition of "Total Value" with respect to each such Real Property.

         "Securities" means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Servicing EBITDA" means, with respect to the Management Company or any other service company owned by the Borrower or the Company, as of the first day of each fiscal quarter for the immediately preceding fiscal quarter, an amount, determined in accordance with GAAP, equal to (i) total earnings relating to such companies' operations adjusted to exclude amounts that are more than 90 days delinquent, less (ii) total operating expenses relating to such operations, including corporate marketing, general and administrative expenses.

         "Solvent", when used with respect to any Person, means that at the time of determination:

          (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

          (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

          (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

          (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         "Subsidiary" of a Person means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

         "Taxes" has the meaning set forth in Section 13.1(a).

         "Telerate Page 3750" means the display as "Page 3750" on the Associated Press-Dow Jones Market Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Market Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits). Any Eurodollar Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

         "Tenant Allowance" means a cash allowance paid to a tenant by the landlord pursuant to a Lease.

         "Termination Date" means the earliest to occur of (i) June 16, 2001 (or, if not a Business Day, the next preceding Business Day); (ii) the date of termination of the Commitments pursuant to the terms of this Agreement; and
(iii) the date on which the Revolving Credit Agreement is refinanced in an amount equal to the sum of the Commitments and the aggregate "Commitments" (as such term is defined in the Revolving Credit Agreement) under the Revolving Credit Agreement.

         "TI Work" means any construction or other "build-out" of tenant leasehold improvements to the space demised to such tenant under Leases (excluding such tenant's furniture, fixtures and equipment) performed pursuant to the terms of such Leases, whether or not such tenant improvement work is performed by or on behalf of the landlord or as part of a Tenant Allowance.

         "Total Adjusted EBITDA" means, for any period, (i) net income determined in accordance with GAAP, plus (ii) depreciation and amortization deducted in the calculation of net income, plus (iii) taxes on income deducted in the calculation of such net income, less (iv) the gains (and plus the losses) from extraordinary items, asset sales, write-ups, or debt forgiveness included in the calculation of such net income, less (v) the aggregate Quarterly Capital Expenditure Reserve Amounts for such period.

         "Total Interest Expense" means, for any period, the sum of (i) interest expense of the Consolidated Businesses paid during such period and (ii) interest expense of the Consolidated Businesses accrued and/or capitalized for such period and (iii) the portion of the interest expense of Minority Holdings allocable to the Borrower in accordance with GAAP and paid during such period and (iv) the portion of the interest expense of Minority Holdings allocable to the Borrower in accordance with GAAP and accrued and/or capitalized for such period, in each case including participating interest expense but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

         "Total Outstanding Indebtedness" means, for any period, the sum of (i) the amount of Indebtedness of the Consolidated Businesses set forth on the then most recent quarterly financial statements of the Borrower, prepared in accordance with GAAP, plus any additional Indebtedness incurred by the Consolidated Businesses since the time of such statements, less any Indebtedness repaid by the Consolidated Businesses since the time of such statements, and
(ii) the outstanding amount of Minority Holding Indebtedness set forth on the then most recent quarterly financial statements of the Borrower or the applicable Minority Holding, prepared in accordance with GAAP and allocable in accordance with GAAP to any of the Consolidated Businesses, plus any additional Minority Holding Indebtedness incurred by the Minority Holdings allocable in accordance with GAAP to any of the Consolidated Businesses since the time of such statements, less any Indebtedness repaid by the Minority Holdings allocable in accordance with GAAP to any of the Consolidated Businesses since the time of such statements, and (iii) the Contingent Obligations of the Consolidated Businesses and, to the extent allocable to the Consolidated Businesses in accordance with GAAP, of the Minority Holdings.

         "Total Outstanding Indebtedness Limitation" has the meaning set forth in Section 10.11 hereof.

         "Total Secured Outstanding Indebtedness Limitation" has the meaning set forth in Section 10.11 hereof.

         "Total Unsecured Outstanding Indebtedness" means that portion of Total Outstanding Indebtedness that is not secured by a Lien.

         "Total Value" means (A) the sum of (i) Valuation NOI divided by 9.5%;
(ii) the Investment in office and industrial Projects owned by the Consolidated Businesses for less than four fiscal quarters which have not achieved an occupancy rate of 85% for one fiscal quarter; (iii) unrestricted Cash and Cash Equivalents; (iv) land (at book value) and Construction Asset Cost, which credit will be limited to fifteen percent (15%)(exclusive of build-to-suit Projects that are 75% pre-leased or Projects which are less than 75% pre-leased but have a pro-forma yield of 12% or more, based upon executed leases and the cost of acquisition plus the estimated cost to complete the same, which estimated cost to complete shall be determined in a manner reasonably acceptable to the Administrative Agent) of Total Value; (v) NOI not otherwise set forth in this definition, divided by twelve percent (12%); (vi) Servicing EBITDA of the Management Company or other such service companies for the immediately preceding four consecutive quarters divided by twenty percent (20%); and (vii) any investment in or loan to (based on the actual cash investment in or loan to), directly or indirectly, an affiliated or unaffiliated operating company and investments in or loans to Investment Funds either directly or indirectly or joint venture arrangements with Investment Funds, which credit will be limited to $250,000,000, less (B) the quotient of (x) the Capital Expenditure Reserve Amounts for such period, divided by (y) 9.5%.

         "Treasury Rate" means, as of any date, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, the Administrative Agent shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten year maturities.

         "Unencumbered Capital Expenditure Reserve Amounts" means, for any period, the aggregate of Capital Expenditures Reserve Amounts with respect to Real Property that is not subject to or encumbered by Secured Indebtedness.

         "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

         "Unsecured Interest Expense" means the interest expense paid, accrued or capitalized on the Total Unsecured Outstanding Indebtedness for the applicable period.

         "Unused Facility" shall mean the amount, calculated daily, by which the Commitments exceed the outstanding principal amount of the Loans.

         "Valuation NOI" means, the sum of (x) with respect to any office or industrial Project or any office or industrial Minority Holding, which has been owned by the Borrower for not less than four consecutive quarters, as of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, an amount equal to NOI relating to such Project or the Borrower's pro rata share of such Minority Holding for such period, and (y) with respect to any office or industrial Project or Minority Holding, which has been owned by the Borrower for less than four consecutive quarters but which has achieved an occupancy rate of not less than 85% for the immediately preceding quarter (exclusive of projects under development), as of the first day of each quarter until such time as such Project or Minority Holding shall qualify under clause (x) hereof, an amount equal to the product of (i) the NOI relating to such Project or the Borrower's pro rata share of such Minority Holding for the immediately preceding quarter, and (ii) four (4). An example of the foregoing calculation is set forth on EXHIBIT G hereto.

         1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

         1.3. Accounting Terms. Subject to Section 14.4, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

         1.4. Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

         2.1. Loans.

         (a) Availability. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make loans, in Dollars (each individually, a "Loan" and, collectively, the "Loans") to the Borrower as of the Closing Date, in an amount not to exceed such Lender's Pro Rata Share of the Credit Availability at such time. The aggregate amount of Loans to be made hereunder with respect to the Borrower shall not exceed One Hundred Million Dollars ($100,000,000). All Loans shall be borrowed on the Closing Date. All Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder nor shall the Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Loan on any day which is a Business Day and any amounts so repaid may not be reborrowed.

         (b) Notice of Borrowing. The Borrower shall deliver to the Administrative Agent a Notice of Borrowing, signed by it (x) no later than 12:00 noon (New York time) on the Business Day immediately preceding the proposed Closing Date, in the case of a Borrowing of Base Rate Loans and (y) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Closing Date, in the case of a Borrowing of Eurodollar Rate Loans. Such Notice of Borrowing shall specify (i) the amount of the proposed Borrowing,
(ii) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (iii) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period, (iv) instructions for the disbursement of the proceeds of the proposed Borrowing, (v) an Officer's Certificate of the Borrower with respect to compliance with (including calculation thereof) Sections 10.11(a) and 10.11(e), and (vi) that no Event of Default shall have occurred and be outstanding. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.1(b) shall be irrevocable.

         (c) Making of Loans. (i) Promptly after receipt of the Notice of Borrowing under Section 2.1(b), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed Borrowing. Each Lender shall deposit an amount equal to its Pro Rata Share of the Borrowing requested by the Borrower with the Administrative Agent at its office in New York, New York, in immediately available funds, not later than 12:00 noon. (New York time) on the Closing Date. Subject to the fulfillment of the conditions precedent set forth in Section 6.1, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in New York, New York on such Closing Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in the Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Administrative Agent on the Closing Date shall not relieve any other Lender of its obligations hereunder to make its Loan on the Closing Date. In the event the conditions precedent set forth in
Section 6.1 are not fulfilled as of the Closing Date for the Borrowing, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

         (ii) Unless the Administrative Agent shall have been notified by any Lender on the Business Day immediately preceding the Closing Date in respect of any Borrowing that such Lender does not intend to fund its Loan requested to be made on the Closing Date, the Administrative Agent may assume that such Lender has funded its Loan and is depositing the proceeds thereof with the Administrative Agent on the Closing Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the Closing Date. If the Loan proceeds corresponding to that amount are advanced to the Borrower by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the Closing Date, such Lender agrees to pay, and in addition the Borrower as the case may be, agrees to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower, as the case may be, until the date such amount is paid or repaid to the Administrative Agent, at the interest rate applicable to such Borrowing. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Loan, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Borrower such corresponding amount. This Section 2.1(c)(ii) does not relieve any Lender of its obligation to make its Loan on the Closing Date.

         2.2. Intentionally Omitted.

         2.3. Use of Proceeds of Loans. The proceeds of the Loans hereunder may be used for the purposes of:

         (a) investments in direct or indirect interests in industrial and office properties (and notes secured by such properties) located in the United States;

         (b) renovation and redevelopment of Properties owned and operated by the Borrower;

         (c) funding of TI Work and Tenant Allowances;

         (d) financing expansions, renovations and new construction related to Properties owned and operated by the Borrower;

         (e) refinancing of existing Indebtedness for borrowed money secured by Projects;

         (f) funding, directly or indirectly, of investments in and loans to Investment Funds, Reckson Service Industries Inc., Subsidiaries, Affiliates and Minority Holdings;

         (g) working capital needs of the Borrower; and

         (h) loans to Persons in connection with such Person's contribution of real property to the Consolidated Businesses or Minority Holdings.

         2.4. Termination Date. All outstanding Credit Obligations shall be paid in full on the Termination Date.

         2.5. Maximum Credit Facility. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate principal Credit Obligations exceed the Maximum Credit Amount.

         2.6. Authorized Agents. On the Closing Date and from time to time thereafter, the Borrower shall deliver to the Administrative Agent an Officer's Certificate setting forth the names of the employees and agents authorized to request Loans and to request a conversion/continuation of any Loan and containing a specimen signature of each such employee or agent. The employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agent and the Lenders shall be entitled to rely conclusively on such employee's or agent's authority to request such Loan or such conversion/continuation until the Administrative Agent receives written notice to the contrary. The Administrative Agent shall not have any duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such a Loan or such conversion/continuation, the Administrative Agent shall have no duty to verify the identity of any person representing himself or herself as one of the employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of the Administrative Agent or the Lenders shall incur any liability to the Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Administrative Agent believes to have been given by a person duly authorized to act on behalf of the Borrower and the Borrower hereby indemnifies and holds harmless the Administrative Agent and each other Lender from any loss or expense the Administrative Agent or the Lenders might incur in acting in good faith as provided in this Section 2.6; provided, however, that Borrower shall not indemnify the applicable party for acts resulting from its own gross negligence or wilful misconduct.

                                   ARTICLE III
                              INTENTIONALLY OMITTED

                                   ARTICLE IV
                            PAYMENTS AND PREPAYMENTS

         4.1. Prepayments; Reductions in Commitments.

         (a) Voluntary Prepayments. The Borrower may, at any time and from time to time, prepay the Loans, in part or in their entirety, subject to the following limitations. The Borrower shall give at least five (5) Business Days' prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender) of any prepayment in the entirety to be made prior to the occurrence of an Event of Default, which notice of prepayment shall specify the date (which shall be a Business Day) of prepayment. When notice of prepayment is delivered as provided herein, the outstanding principal amount of the Loans on the prepayment date specified in the notice shall become due and payable on such prepayment date. Each voluntary partial prepayment of the Loans shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess of that amount (or such lesser amount in the event the unpaid principal amount of any Loan is less than such minimum prepayment amount). Eurodollar Rate Loans may be prepaid in part or in their entirety only upon payment of the amounts described in Section 5.2(f). Amounts prepaid pursuant to this Section 4.1(a) may not be reborrowed.

         (b) Voluntary Reductions In Commitments. The Borrower may, upon at least five (5) days' prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender), at any time and from time to time, terminate in whole or permanently reduce in part the Commitments, provided that (i) the Borrower shall have made whatever payment may be required to reduce the Credit Obligations to an amount less than or equal to the Commitments as reduced, which amount shall become due and payable on the date specified in such notice and (ii) in the case of a reduction, the minimum Commitments that shall remain outstanding shall be $10,000,000. Any partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall reduce the Commitment of each Lender proportionately in accordance with its Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this Section 4.1(b) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, and the aggregate principal amount thereof.

         (c) No Penalty. The prepayments and payments in respect of reductions and terminations described in clauses (a) and (b) of this Section 4.1 may be made without premium or penalty (except as provided in Section 5.2(f)).

         (d) Mandatory Prepayment. If at any time during the term of this Agreement, the Borrower shall enter into a credit facility in a maximum aggregate amount in excess of the aggregate "Commitments" (as such term is defined in the Revolving Credit Agreement) under the Revolving Credit Agreement, the Borrower shall repay the Loans in an amount equal to such excess. If at any time from and after the Closing Date: (i) the Company or the Borrower merges or consolidates with another Person and the Company or Borrower, as the case may be, is not the surviving entity, or (ii) the Company, the Borrower, any of its Affiliates or consolidated Subsidiaries or the Management Company ceases to provide property management and leasing services to at least 80% of the total number of Projects in which the Borrower has a direct ownership interest (the date any such event shall occur being the "Prepayment Date"), the Borrower shall be required to prepay the Loans in their entirety as if the Prepayment Date were the Termination Date and, the Credit Commitment thereupon shall be terminated. The Borrower shall immediately make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid. In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 5.2(f). Each such prepayment shall be applied to prepay ratably the Loans of the Lenders. Amounts prepaid pursuant to this Section 4.1(d) may not be reborrowed.

         4.2. Payments.

         (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent or any other Lender shall be made without condition or reservation of right, in immediately available funds, delivered to the Administrative Agent not later than 12:00 noon (New York time) on the date and at the place due, to such account of the Administrative Agent as it may designate, for the account of the Administrative Agent or such other Lender, as the case may be; and funds received by the Administrative Agent, including, without limitation, funds in respect of any Loans to be made on that date, not later than 12:00 noon (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Administrative Agent after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Administrative Agent for the account of the Lenders, or any of them, shall be paid to them by the Administrative Agent on the same Business Day, if received not later than 12:00 noon (New York time), or on the immediately succeeding Business Day if received after 12:00 noon (New York time). If the Administrative Agent shall fail to pay to the Lenders any amounts due them in accordance with the previous sentence, then, the Administrative Agent shall pay to the applicable Lenders interest on any such amounts, calculated at the Federal Funds Rate, from the date on which such amounts should have been paid through the date immediately prior to the date on which such amounts are actually paid.

         (b) Apportionment of Payments. (i) Subject to the provisions of Section 4.2(b)(v), all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Subject to the provisions of Section 4.2(b)(ii), all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied in the following order:

          (A) to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than Chase for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower,

          (B) to pay all other Obligations then due and payable, and

          (C) as the Borrower so designates.

Unless otherwise designated by the Borrower, all principal payments in respect of its Loans shall be applied first, to repay its outstanding Base Rate Loans, and then to repay its outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

         (ii) After the occurrence of an Event of Default and while the same is continuing which results in an acceleration of the Obligations in accordance with Section 11.2, the Administrative Agent shall apply all payments in respect of any Obligations in the following order:

          (A) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than Chase for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, as the case may be;

          (B) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

          (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders;

          (D) fourth, to pay interest due in respect of Loans;

          (E) fifth, to the ratable payment or prepayment of principal outstanding on Loans; and

          (F) sixth, to the ratable payment of all other Obligations.

The order of priority set forth in this Section 4.2(b)(ii) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent and the other Lenders as among themselves. The order of priority set forth in clauses (A) and (B) of this
Section 4.2(b)(ii) may be changed only with the prior written consent of the Administrative Agent.

         (iii) Subject to Section 4.2(b)(iv), the Administrative Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender, or at such other address as a Lender may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XII; provided that the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

         (iv) In the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower on its behalf which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Loan being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          (A) the foregoing provisions of this Section 4.2(b)(v) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 5.1(c);

          (B) a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Loan is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 4.2(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

          (C) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Loan ("Cure Loans") shall bear interest at the Base Rate in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

          (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 4.2, would be applied to its outstanding Base Rate Loans shall be applied first, ratably to its Base Rate Loans constituting Non Pro Rata Loans, second, ratably to its Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to its Base Rate Loans constituting Cure Loans.

         (c) Payments on Non-Business Days. Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 5.2(b)(iv), the next preceding Business Day).

         4.3. Promise to Repay; Evidence of Indebtedness.

         (a) Promise to Repay. The Borrower hereby agrees to pay when due the principal amount of each Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. The Borrower shall execute and deliver to each Lender on the Closing Date, a promissory note, in the form of Exhibit B attached hereto with blanks appropriately completed, evidencing the Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence the Loans made to it owing to the Lenders after giving effect to any assignment thereof pursuant to Section 14.1, all in the form of Exhibit B attached hereto with blanks appropriately completed (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Borrower Notes"; and "Borrower Note" means any one of the Borrower Notes).

         (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

         (c) Control Account. The Register maintained by the Administrative Agent pursuant to Section 14.1(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Eurodollar Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower, as the case may be, to each Lender hereunder or under the Notes, and
(iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

         (d) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error.

         (e) No Recourse. Notwithstanding anything contained in this Agreement, any Note, or the Guaranty to the contrary, it is expressly understood and agreed that nothing herein or therein shall be construed as creating any liability on any Limited Partner or the general partner of Reckson FS Limited Partnership, or any partner, officer, shareholder or director of any Limited Partner or any officer, trustee, member, director, or employee of the Borrower or any Guarantor, to pay any of the Obligations other than liability arising under applicable law from or in connection with (i) its own fraud or (ii) the misappropriation or misapplication by it of proceeds of the Loans; but nothing contained in this Section 4.3(e) shall be construed to prevent the exercise of any remedy allowed to the Administrative Agent or the Lenders by law or by the terms of this Agreement or the other Loan Documents which does not relate to or result in such an obligation by any Limited Partner or the general partner of Reckson FS Limited Partnership or such other Persons to pay money.

                                    ARTICLE V
                                INTEREST AND FEES

         5.1. Interest on the Loans and other Obligations.

         (a) Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 5.1(d), as follows:

          (i) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) the then Applicable Margin for Base Rate Loans; and

          (ii) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, plus (B) the then Applicable Margin for Eurodollar Loans.

The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Administrative Agent; provided, however, the Borrower may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

         (b) Interest Payments. (i) Interest accrued on each Loan, whether a Base Rate Loan, a Eurodollar Loan shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Loan, (B) upon the payment or prepayment thereof in full or in part, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

         (ii) Interest accrued on the principal balance of all other Obligations shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (c) Conversion or Continuation. (i) The Borrower shall have the option
(A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an Event of Default has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this Section 5.1(c) shall be in a minimum amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount, except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

         (ii) To convert or continue a Loan under Section 5.1(c)(i), the Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued,
(D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period and (E) whether such loan is for the account of the Borrower. Promptly after receipt of a Notice of Conversion/Continuation under this Section 5.1(c)(ii), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) given pursuant to this Section 5.1(c)(ii) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith. In the event no Notice of Conversion/Continuation is delivered as and when specified in this Section 5.1(c)(ii) with respect to outstanding Eurodollar Rate Loans, upon the expiration of the Eurodollar Interest Period applicable thereto, such Loans shall automatically be converted to a Base Rate Loan.

         (d) Default Interest. Notwithstanding the rates of interest specified in Section 5.1(a) or elsewhere in this Agreement, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and other Obligations shall bear interest at a rate equal to (A) in the case of any Eurodollar Rate Loans outstanding as of the date of occurrence of any Event of Default, the sum of (x) the applicable Eurodollar Rate, plus (y) six percent (6.0%) per annum, and (B) in the case of any Base Rate Loan (including any Eurodollar Loan that is converted to a Base Rate Loan at maturity) the sum of
(x) the Base Rate, as in effect from time to time as interest accrues, plus (y) five percent (5.0%) per annum.

         (e) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

         (f) Eurodollar Rate Information. Upon the request of the Borrower, the Administrative Agent shall promptly provide to the Borrower, as the case may be, such information with respect to the applicable Eurodollar Rate as may be so requested.

         5.2. Special Provisions Governing Eurodollar Rate Loans.

         (a) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be in a minimum principal amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount.

         (b) Determination of Eurodollar Interest Period. By giving notice as set forth in Section 2.1(b) (with respect to a Borrowing of Eurodollar Rate Loans), or Section 5.1(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrower shall have the option, subject to the other provisions of this Section 5.2, to select an interest period (each, a "Eurodollar Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

          (i) The Borrower may only select, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of one, two, three or six months in duration;

          (ii) Intentionally Omitted;

          (iii) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

          (iv) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

          (v) The Borrower may not select a Eurodollar Interest Period as to any Loan if such Eurodollar Interest Period terminates later than the Termination Date;

          (vi) The Borrower may not select a Eurodollar Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of such portion of principal of which the Borrower is aware on the date of such request, in the case of a payment pursuant to Section 4.1(d) hereof; and

          (vii) There shall be no more than ten (10) Eurodollar Interest Periods in effect at any one time with respect to Eurodollar Rate Loans.

         (c) Determination of Eurodollar Interest Rate. As soon as practicable on the second Business Day prior to the first day of each Eurodollar Interest Period (the "Eurodollar Interest Rate Determination Date"), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone or by facsimile confirmed in writing) to the Borrower and to each Lender. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower.

         (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before the Eurodollar Interest Rate Determination Date:

          (i) the Administrative Agent is advised by the Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered by the Reference Bank in the London interbank market for such Eurodollar Interest Period; or

          (ii) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or

          (iii) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Eurodollar Interest Period;

then the Administrative Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

         (e) Illegality. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

         (ii)When notice is given by a Lender under Section 5.2(e)(i), (A) the Borrower's right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans to the Borrower shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one
(1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

         (iii) If at any time after a Lender gives notice under Section 5.2(e)(i) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans to the Borrower shall thereupon be restored.

         (f) Compensation. In addition to all amounts required to be paid by the Borrower pursuant to Section 5.1 and Article XIII, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of Applicable Margin on the relevant Loans) which that Lender may sustain
(i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 5.1(c), other than pursuant to Sections 5.2(d) or (e), or
(ii) if for any reason any Eurodollar Rate Loan is prepaid (other than pursuant to Section 4.1(d) or Section 5.2(d) or (e)) on a date which is not the last day of the applicable Eurodollar Interest Period or (iii) as a consequence of any failure by the Borrower to repay a Eurodollar Rate Loan when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

         (g) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections
4.2 or 5.2(f) or Article XIII as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

         (h) Affiliates Not Obligated. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

         (i) Adjusted Eurodollar Rate. Any failure by any Lender to take into account the Eurodollar Reserve Percentage when calculating interest due on Eurodollar Rate Loans shall not constitute, whether by course of dealing or otherwise, a waiver by such Lender of its right to collect such amount for any future period.

         (j) Application of Mandatory Prepayments. The principal amount of any mandatory prepayment pursuant to Section 4.1(d) hereof, shall be applied, first, to the outstanding Base Rate Loans and then, to the outstanding Eurodollar Rate Loans. The Administrative Agent shall hold such principal amounts allocated for prepayment of Eurodollar Rate Loans until the end of the applicable Eurodollar Interest Period(s) and, during the interim period, shall invest said sums in Cash Equivalents. Interest earned thereon shall be forwarded to the Borrower upon the payment of the Eurodollar Rate Loans at the end of said Eurodollar Interest Period.

                                   ARTICLE VI
                               CONDITIONS TO LOANS

         6.1. Conditions Precedent to the Loans. The obligation of each Lender on the Closing Date to make any Loan requested to be made by it, shall be subject to the satisfaction of all of the following conditions precedent:

         (a) Documents. The Administrative Agent shall have received on or before the Closing Date all of the following:

          (i) this Agreement, the Notes, and, to the extent not otherwise specifically referenced in this Section 6.1(a), all other Loan Documents and agreements, documents and instruments described in the List of Closing Documents attached hereto as EXHIBIT E and made a part hereof, each duly executed, and in form and substance satisfactory to the Agents; without limiting the foregoing, the Borrower hereby directs its counsel, Brown & Wood LLP to prepare and deliver to the Agents, the Lenders, and Skadden, Arps, Slate, Meagher & Flom LLP the legal opinions referred to in such List of Closing Documents; and

          (ii) such additional documentation as the Agents may reasonably request.

         (b) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that litigation is pending or threatened which is likely to
(i) enjoin, prohibit or restrain the making of the Loans on the Closing Date or
(ii) impose or result in the imposition of a Material Adverse Effect.

         (c) No Change in Condition. No change in the business, assets, management, operations, financial condition or prospects of the Borrower or any of its Properties shall have occurred since September 30, 1999 which change, in the judgment of the Administrative Agent, will have a Material Adverse Effect.

         (d) Interim Liabilities and Equity. Except as disclosed to the Lenders, since September 30, 1999, neither the Borrower nor the Company shall have (i) entered into any (as determined in good faith by the Administrative Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Borrower's business, (ii) declared or paid any dividends or other distributions other than in the ordinary course of business, (iii) established compensation or employee benefit plans, or (iv) redeemed or issued any equity Securities, other than those described on SCHEDULE 6.1(D) hereto.

         (e) No Loss of Material Agreements and Licenses. Since September 30, 1999, no agreement or license relating to the business, operations or employee relations of the Borrower or any of its Real Properties shall have been terminated, modified, revoked, breached or declared to be in default, the termination, modification, revocation, breach or default under which, in the reasonable judgment of the Administrative Agent, would result in a Material Adverse Effect.

         (f) No Market Changes. Since the Closing Date no material adverse change shall have occurred in the conditions in the capital markets.

         (g) No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the Loans.

         (h) Representations and Warranties. All of the representations and warranties contained in Section 7.1 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date.

         (i) Intentionally Omitted.

         (j) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the accounts of the Agents and the other Lenders, as applicable, all fees due and payable on or before the Closing Date and all expenses due and payable on or before the Closing Date, including, without limitation, reasonable attorneys' fees and expenses, and other costs and expenses incurred in connection with the Loan Documents.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

         7.1. Representations and Warranties of the Borrower. In order to induce the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower, the Borrower hereby represents and warrants to each Lender that the following statements are true, correct and complete:

         (a) Organization; Powers. (i) The Borrower (A) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, (C) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement, and (D) is a partnership for federal income tax purposes.

         (ii) The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

         (iii) True, correct and complete copies of the Organizational Documents of the Borrower and the Company identified on SCHEDULE 7.1-A have been delivered to the Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent set forth indicated therein or as otherwise permitted hereby and, to the best of the Borrower's knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents. Borrower shall update SCHEDULE 7.1-A from time to time in order to keep said Schedule true and correct.

         (iv) Neither the Borrower nor the Company are "foreign persons" within the meaning of Section 1445 of the Internal Revenue Code.

         (b) Authority. (i) The Company has the requisite power and authority to execute and deliver this Agreement on behalf of the Borrower and each of the other Loan Documents which are required to be executed on behalf of the Borrower as required by this Agreement. The Company is the Person who has executed this Agreement and such other Loan Documents on behalf of the Borrower and is the sole general partner of the Borrower.

         (ii) The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by the Borrower and to which the Borrower is a party and the consummation of the transactions contemplated thereby are within the Borrower's partnership powers, have been duly authorized by all necessary partnership action (and, in the case of the Company acting on behalf of the Borrower in connection therewith, all necessary corporate action of the Company) and such authorization has not been rescinded. No other partnership or corporate action or proceedings on the part of the Borrower or the Company is necessary to consummate such transactions.

         (iii) Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity. Each of the Loan Documents to which Borrower is a party is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by the Company, the Borrower and the Borrower's Subsidiaries on or before the Closing Date have been performed or complied with, and no Potential Event of Default or Event of Default exists hereunder.

         (c) Subsidiaries; Ownership of Capital Stock and Partnership Interests.
(i) SCHEDULE 7.1-C (A) contains a diagram indicating the corporate structure of the Company, the Borrower, and any other Person in which the Company, the Borrower holds a direct or indirect partnership, joint venture or other equity interest indicating the nature of such interest with respect to each Person included in such diagram; and (B) accurately sets forth (1) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and (2) the authorized, issued and outstanding shares or interests of each class of equity Securities of the Company, the Borrower and the Subsidiaries of the Borrower, and (3) the ownership interest of the Borrower, the Company and the Subsidiaries of the Borrower in all Minority Holdings. None of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Securities Options) outstanding with respect to such Securities, except as noted on SCHEDULE 7.1-C. The outstanding Capital Stock of the Company is duly authorized, validly issued, fully paid and nonassessable and the outstanding Securities of the Borrower and their Subsidiaries are duly authorized and validly issued. Attached hereto as part of
SCHEDULE 7.1-C is a true, accurate and complete copy of the Borrower Partnership Agreement as in effect on the Closing Date and such Partnership Agreement has not been amended, supplemented, replaced, restated or otherwise modified in any respect since the Closing Date, except as otherwise permitted hereby. Borrower shall update SCHEDULE 7.1-C as of the first day of each fiscal quarter, and shall deliver the same together with the Quarterly Compliance Certificates, to the extent required, in order to keep said Schedule true and correct.

         (ii) Except where failure would not have a Material Adverse Effect on the Borrower and each of its Subsidiary: (A) is a corporation or partnership, as indicated on SCHEDULE 7.1-C, duly organized or formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would have a Material Adverse Effect, and (C) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.

         (d) No Conflict. The execution, delivery and performance of each of the Loan Documents to which the Borrower is a party, do not and will not (i) conflict with the Organizational Documents of the Borrower or of the Company, as the case may be, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or material Contractual Obligation of the Borrower or the Company, as the case may be, or require termination of any such material Contractual Obligation which would subject the Administrative Agent or any of the other Lenders to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower or the Company, as the case may be, or (iv) require any approval of shareholders of the Company (other than such approvals that have been obtained and are in full force and effect).

         (e) Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which the Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

         (f) Governmental Regulation. Neither the Borrower nor the Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness as contemplated by this Agreement.

         (g) Financial Position. Complete and accurate copies of the following financial statements and materials have been delivered to the Administrative
Agent: annual unaudited financial statements of the Borrower and annual audited financial statements of the Company for the fiscal year ended December 31, 1997. All annual financial statements of the Borrower shall be accompanied by an Officer's Certificate of the Borrower, and shall be certified by the Chief Financial Officer of the Borrower as fairly presenting in all material respects the financial position of the Borrower. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the Borrower and the Company as at the respective dates thereof. Neither the Borrower or the Company has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in its financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing on or prior to the Closing Date, which will have a Material Adverse Effect.

         (h) Indebtedness. SCHEDULE 7.1-H sets forth, as of September 30, 1999, all Indebtedness for borrowed money of each of the Borrower, the Company and their respective Subsidiaries and, except as set forth on SCHEDULE 7.1-H, there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness (except for the repayment of certain Indebtedness) since September 30, 1999.

         (i) Litigation; Adverse Effects. Except as set forth in SCHEDULE 7.1-I, as of the Closing Date, there is no action, suit, proceeding, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Borrower, threatened against the Company, the Borrower or any of their respective Subsidiaries, or any Property of any of them (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which could be reasonably be expected to result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a potential criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Company and the Borrower. None of the Company, the Borrower nor any Subsidiary of the Borrower is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have a Material Adverse Effect.

         (j) No Material Adverse Effect. Since September 30, 1999, there has occurred no event which has had a Material Adverse Effect.

         (k) Intentionally Omitted.

         (l) Payment of Taxes. All material tax returns, reports and similar statements or filings of the Company, the Borrower and their respective Subsidiaries required to be filed have been timely filed (or extensions to file have been obtained), and, except for Customary Permitted Liens, all material taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 9.4 and (ii) such taxes, assessments, fees and other charges of Governmental Authorities pertain to Property of the Borrower or any of its Subsidiaries and the non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. All other material taxes (including, without limitation, real estate taxes), assessments, fees and other governmental charges upon or relating to the respective Properties of the Borrower and its Subsidiaries which are due and payable have been paid, except for Customary Permitted Liens and except to the extent described in clauses (i) and (ii) hereinabove. The Borrower has no knowledge of any proposed tax assessment against the Borrower, any of its Subsidiaries, or any of the Projects that will have or is reasonably likely to have a Material Adverse Effect.

         (m) Performance. To the knowledge of the Borrower, neither the Company, the Borrower nor any of their Subsidiaries has received any written notice or citation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have a Material Adverse Effect.

         (n) Disclosure. The representations and warranties of the Borrower contained in the Loan Documents, and all certificates and other documents delivered to the Administrative Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, taken as a whole, not misleading. Notwithstanding the foregoing, the Lenders acknowledge that the Borrower shall not have liability under this clause (n) with respect to its projections of future events or for any financial projections.

         (o) Requirements of Law. The Borrower and each of its Subsidiaries is in compliance with all Requirements of Law applicable to it and its respective businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have a Material Adverse Effect.

         (p) Environmental Matters.

              (i) Except as disclosed on SCHEDULE 7.1-P (the Borrower shall update SCHEDULE 7.1-P as of the first day of each fiscal quarter, and deliver the same together with the Quarterly Compliance Certificates, to the extent required, in order to keep said Schedule true and correct):

                   (A) the operations of the Borrower, each of its Subsidiaries, and its Properties comply with all applicable Environmental, Health or Safety Requirements of Law, except to the extent any failure to do so would not have a Material Adverse Effect;

                   (B) the Borrower and each of its Subsidiaries have obtained all material environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and the holder of each such Permit is currently in compliance with all terms and conditions of such Permits, except to the extent any failure to do so would not have a Material Adverse Effect;

                   (C) to the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries or any of its present or past Property or operations are subject to or are the subject of any investigation of any Governmental Authority, judicial or administrative proceeding, order, judgment or decree, negotiations, agreement or settlement respecting (I) any Remedial Action, (II) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, or (III) any violation of or liability under any Environmental, Health or Safety Requirement of Law, except to the extent none of the foregoing would have a Material Adverse Effect;

                   (D) neither the Borrower nor any of its Subsidiaries has filed any notice under any applicable Requirement of Law (I) reporting a Release of a Contaminant; (II) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (III) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law with respect to any of the foregoing, the substance of which would have a Material Adverse Effect;

                   (E) none of the Borrower's or any of its Subsidiaries' present or past Property is listed or, to the knowledge of the Borrower, proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

                   (F) to the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list;

                   (G) to the best of Borrower's knowledge, there is not now, and to Borrower's knowledge there has never been on or in any Project, (I) any treatment, recycling, storage away from the site of generation or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent, (II) any solid waste management facility, (III) any underground storage tanks the presence or use of which is in violation of applicable Environmental, Health or Safety Requirements of Law, (IV) any asbestos-containing material which, in its present state, such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect; or (V) any polychlorinated biphenyls
(PCB) used in hydraulic oils, electrical transformers or other Equipment, which, in any such case, would subject the Borrower or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect;

                   (H) to the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has received any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment which would result in a Material Adverse Effect;

                   (I) neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment which will result in a Material Adverse Effect;

                   (J) no Environmental Lien has attached to any Property of the Borrower or any Subsidiary (other than those otherwise permitted hereunder) or which do not constitute an Event of Default; and

                   (K) no Property of the Borrower or any Subsidiary is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Borrower and/or such Subsidiary whose Property is subject thereto has complied in all material respects with the requirements of such acts.

         (q) ERISA. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Benefit Plan or Multiemployer Plan other than those listed on
SCHEDULE 7.1-Q hereto. Each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. Except as disclosed in SCHEDULE 7.1-Q, neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Borrower and each of its Subsidiaries is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4063, 4064, or 4204 of ERISA which would have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4069 or 4212(c) of ERISA or has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan has been furnished to the Administrative Agent and is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan which would have a Material Adverse Effect. Neither the Borrower, nor any ERISA Affiliate has failed to make a required installment or any other required payment under
Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on SCHEDULE 7.1-Q, which shall be updated by Borrower as of the first day of each fiscal quarter, to the extent required, neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

         (r) Securities Activities. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock except as described on Schedule 7.1(r).

         (s) Solvency. After giving effect to the Loans to be made on the Closing Date or such other date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to the Borrower's instructions, the Borrower is Solvent.

         (t) Insurance. SCHEDULE 7.1-T accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, and (v) the expiration date thereof. The Borrower has delivered to the Administrative Agent copies of all insurance policies set forth on
SCHEDULE 7.1-T. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of Section 9.5 hereof and, together with payment by the insured of scheduled deductible payments, are, to the knowledge of the Borrower, in amounts which should reasonably be expected to be sufficient to cover the replacement value of the respective Property and assets of the Borrower and/or its Subsidiaries. Borrower shall update SCHEDULE 7.1-T, which shall be updated by Borrower annually, to the extent required, in order to keep said Schedule true and correct (or more frequently if an insurance policy or program shall be terminated and/or replaced).

         (u) REIT Status. The Company qualifies as a REIT under the Internal Revenue Code.

         (v) Ownership of Projects, Minority Holdings and Property. Ownership of all wholly owned Projects, Minority Holdings and other Property of the Consolidated Businesses is held by the Borrower and its Subsidiaries and is not held directly by the Company.

         (w) Year 2000 Compliance. The Borrower has completed a comprehensive review and assessment of the Borrower's computer applications and has commenced inquiry of the Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date sensitive functions after December 31, 1999) and, based on that review and inquiry, the Borrower does not believe the year 2000 problem will result in a Material Adverse Effect.

                                  ARTICLE VIII
                               REPORTING COVENANTS

         The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent thereto:

         8.1. Borrower Accounting Practices. The Borrower shall maintain, and cause each of its consolidated Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP.

         8.2. Financial Reports. The Borrower shall deliver or cause to be delivered to the Administrative Agent (with copies for each of the Lenders):

         (a) Quarterly Reports.

         (i) Borrower Quarterly Financial Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), a consolidated balance sheet of the Borrower and the related consolidated statements of income and cash flow of the Borrower (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, and, in comparative form, the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by an Authorized Financial Officer of the Borrower, as fairly presenting in all material respects the consolidated financial position of the Borrower as of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to normal quarterly adjustments.

         (ii) Company Quarterly Financial Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), the Financial Statements of the Company and its consolidated Subsidiaries on Form 10-Q as at the end of such period and a report setting forth in comparative form the corresponding figures for the corresponding period of the previous Fiscal Year, certified by an Authorized Financial Officer of the Company as fairly presenting in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

         (iii) Quarterly Compliance Certificates. Together with each delivery of any quarterly report pursuant to paragraph (a)(i) of this Section 8.2, the Borrower shall deliver Officer's Certificates of the Borrower and the Company (the "Quarterly Compliance Certificates"), signed by the Borrower's and the Company's respective Authorized Financial Officers representing and certifying
(1) that the Authorized Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the consolidated financial condition of the Company and its Consolidated Subsidiaries, for the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, the nature and period of existence thereof and what action the Company and/or the Borrower or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto; (2) the calculations in the form of Exhibit G hereto for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Sections 9.9, 9.11, 10.2, 10.6, 10.7, 10.11, and
10.12 hereof and, when applicable, that no Event of Default described in Section
11.1 exists, (3) a schedule of the Borrower's outstanding Indebtedness, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Total Adjusted EBITDA, and (5) a schedule of Adjusted Unencumbered NOI.

         (b) Annual Reports.

         (i) Borrower Financial Statements. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, the Financial Statements of the Borrower and its Subsidiaries as at the end of such Fiscal Year, accompanied by an Officer's Certificate of the Borrower, certified by the Chief Financial Officer of the Borrower, that the Financial Statements fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP consistently applied, and which Officer's Certificate shall explain any inconsistencies between the Financial Statements of the Borrower and the Financial Statements of the Company.

         (ii) Company Financial Statements. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the Financial Statements of the Company and its consolidated Subsidiaries on Form 10-K as at the end of such Fiscal Year and a report setting forth in comparative form the corresponding figures from the consolidated Financial Statements of the Company and its Subsidiaries for the prior Fiscal Year; (ii) a report with respect thereto of Ernst & Young LLP or other independent certified public accountants acceptable to the Administrative Agent (it being understood that any "Big Six" certified public accountants are acceptable to the Administrative Agent), which report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of each of the Company and its consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except for changes with which Ernst & Young LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements)(which report shall be subject to the confidentiality limitations set forth herein); and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements. The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Company (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Company, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

         (iii) Annual Compliance Certificates. Together with each delivery of any annual report pursuant to clauses (i) and (ii) of this Section 8.2(b), the Borrower shall deliver Officer's Certificates of the Borrower and the Company (the "Annual Compliance Certificates" and, collectively with the Quarterly Compliance Certificates, the "Compliance Certificates"), signed by the Borrower's and the Company's respective Authorized Financial Officers, representing and certifying (1) that the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the consolidated financial condition of the Company and its consolidated Subsidiaries, for the accounting period covered by such reports, that such review has not disclosed the existence at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, the nature and period of existence thereof and what action the Company and/or the Borrower or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto; (2) the calculations in the form of Exhibit G hereto for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Sections 9.9, 9.11, 10.2, 10.6, 10.7, 10.11, and 10.12 hereof and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower's outstanding Indebtedness including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Total Adjusted EBITDA and (5) a schedule of Adjusted Unencumbered NOI.

         (iv) Tenant Bankruptcy Reports. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, the Borrower shall deliver a written report, in form reasonably satisfactory to the Administrative Agent, of all bankruptcy proceedings filed by or against any tenant of any of the Projects, which tenant occupies three and one half percent (3.5%) or more of the gross leasable area in the Projects in the aggregate. The Borrower shall deliver to the Administrative Agent and the Lenders, immediately upon the Borrower's learning thereof, of any bankruptcy proceedings filed by or against, or the cessation of business or operations of, any tenant of any of the Projects which tenant occupies three and one half percent (3.5%) or more of the gross leasable area in the Projects in the aggregate.

         (v) Property Reports. Simultaneously with the delivery of the Compliance Certificates, a rent roll.

         8.3. Events of Default. Promptly upon the Borrower obtaining knowledge
(a) of any condition or event which constitutes an Event of Default or Potential Event of Default; (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.1(e); or (c) or of any condition or event which has a Material Adverse Effect, the Borrower shall deliver to the Administrative Agent (with copies for each of the Lenders) an Officer's Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Borrower has taken, is taking and proposes to take with respect thereto.

         8.4. Lawsuits. (i) Promptly upon the Borrower's obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries not previously disclosed pursuant to Section 7.1(i), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of their Subsidiaries to liability in an amount aggregating $1,000,000 or more and is not covered by the Borrower's or such Subsidiary's insurance, the Borrower shall give written notice thereof to the Administrative Agent (with copies for each of the Lenders) and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; (ii) as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower shall provide a written quarterly report to the Administrative Agent and the Lenders covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration in an amount equal to or in excess of $50,000,000 to the extent not previously reported) against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries not previously disclosed by the Borrower to the Administrative Agent and the Lenders, and shall provide such other information at such time as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 8.4, the Borrower upon request of the Administrative Agent or the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) or (ii) above and provide such other information as may be reasonably requested and available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters. Notwithstanding the foregoing, the Borrower shall be not required to disclose any information which is subject to the attorney-client privilege.

         8.5. Insurance. As soon as practicable and in any event by January 31st of each calendar year, the Borrower shall deliver to the Administrative Agent (with copies for each of the Lenders) (i) a report in form and substance reasonably satisfactory to the Administrative Agent outlining all insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (ii) an Officer's Certificate of signed by an Authorized Financial Officer of the Borrower certifying that all premiums with respect to such coverage have been paid when due.

         8.6. ERISA Notices. The Borrower shall deliver or cause to be delivered to the Administrative Agent (with copies for each of the Lenders), at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

          (a) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of an Authorized Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (b) within fifteen (15) Business Days after the Borrower knows or has reason to know that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred with respect to the Borrower, any ERISA Affiliate or any Plan, a statement of an Authorized Financial Officer of the Borrower describing such transaction with respect to the Borrower any ERISA Affiliate or any Plan and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

          (c) within fifteen (15) Business Days after the filing of the same with the DOL, IRS or PBGC, copies of each annual report (Form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

          (d) within fifteen (15) Business Days after receipt by the Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

          (e) within fifteen (15) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all written communications received by the Borrower or any ERISA Affiliate with respect to such request;

          (f) within fifteen (15) Business Days after the occurrence of any material increase in the benefits of any existing Benefit Plan or Multiemployer Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan or Multiemployer Plan to which the Borrower or any ERISA Affiliate to which the Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

          (g) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (h) within fifteen (15) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter to the extent any of the foregoing would have a Material Adverse Effect;

          (i) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

          (j) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment which failure has not been cured, a notification of such failure; and

          (k) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or has given written notice that it will institute proceedings under
     Section 4042 of ERISA to terminate a Multiemployer Plan, notification of such termination, intention to terminate, or institution of proceedings.

For purposes of this Section 8.6, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the "Administrator" of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

         8.7. Environmental Notices. The Borrower shall notify the Administrative Agent (with copies for each of the Lenders) in writing, promptly upon any Officer of the Borrower responsible for the environmental matters at any Property of the Borrower learning thereof, of any of the following (together with any material documents and correspondence received or sent in connection therewith):

          (a) notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment, if such liability would result in a Material Adverse Effect;

          (b) notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment which would have a Material Adverse Effect;

          (c) notice that any Property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien if the claim to which such Environmental Lien relates would result in a Material Adverse Effect;

          (d) notice of violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law which violation would have a Material Adverse Effect;

          (e) commencement or written threat of any judicial or administrative proceeding alleging a violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law, which would result in a Material Adverse Effect; or

          (f) any proposed acquisition of stock, assets, real estate, or leasing of Property by the Borrower or any of its Subsidiaries that would subject the Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs which would result in a Material Adverse Effect.

         8.8. Labor Matters. The Borrower shall notify the Administrative Agent (with copies for each of the Lenders) in writing, promptly upon the Borrower's learning thereof, of any labor dispute to which the Borrower or any of its Subsidiaries is reasonably expected to become a party (including, without limitation, any strikes, lockouts or other disputes relating to any Property of such Persons' and other facilities) which would result in a Material Adverse Effect.

         8.9. Notices of Asset Sales and/or Acquisitions. The Borrower shall deliver to the Administrative Agent and the Lenders written notice of each of the following not less than five (5) Business Days prior to the occurrence thereof: (a) a sale, transfer or other disposition of assets, in a single transaction or series of related transactions, (b) an acquisition of assets, in a single transaction or series of related transactions within the two preceding calendar quarter period, for consideration in excess of $50,000,000, and (c) the grant of a Lien with respect to assets, in a single transaction or series of related transactions. In addition, simultaneously with delivery of any such notice, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying that Borrower is in compliance with this Agreement and the other Loan Documents both on a historical basis and on a pro forma basis, exclusive of the property sold, transferred and/or encumbered and inclusive of the property to be acquired or the indebtedness to be incurred.

To the extent such proposed transaction would result in a failure to comply with the financial covenants set forth herein, proceeds of such transaction (together with such additional amounts as may be required), in an amount, as determined by the Administrative Agent, equal to that which would be required to reduce the Obligations so that Borrower will be in compliance with the covenants set forth herein upon the consummation of the contemplated transaction, shall be applied to prepay the Obligations.

         8.10. Notices of Minority Holdings. The Borrower shall deliver to the Administrative Agent and the Lenders written notice of each of the following not less than two (2) Business Days prior to the occurrence thereof: (a) the acquisition of an interest in a Minority Holding in excess of $1,000,000, (b) the investment of an amount in excess of $1,000,000 in a Minority Holding of which the Administrative Agent and the Lenders have not previously received notice, and (c) the sale of an interest in a Subsidiary that results in the same becoming a Minority Holding. Simultaneously with the delivery of the Compliance Certificates, the Borrower shall deliver to the Administrative Agent and the Lenders written notice of the formation of any other Minority Holding.

         8.11. Tenant Notifications. The Borrower shall promptly notify the Administrative Agent upon obtaining knowledge of the bankruptcy or cessation of operations of any tenant to which greater than three and one half percent (3.5%) of the Borrower's share of consolidated minimum rent is attributable to such tenant.

         8.12. Other Reports. The Borrower shall deliver or cause to be delivered to the Administrative Agent (with copies for each of the other Lenders) copies of all financial statements and reports, if any, sent or made available generally by the Company and/or the Borrower to its respective Securities holders, including, without limitation, supplemental quarterly forms, or (to the extent not otherwise provided hereunder), all press releases made available generally by the Company and/or the Borrower or any of their Subsidiaries to the public concerning material adverse developments in the business of the Company, the Borrower or any such Subsidiary and all material notifications received by the Company, the Borrower or their Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

         8.13. Other Information. Promptly upon receiving a request therefor from the Administrative Agent, the Borrower shall prepare and deliver to the Administrative Agent (with copies for each of the other Lenders) such other information with respect to the Company, the Borrower or any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent.

                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

         9.1. Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence or existence as a limited partnership or joint venture, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises will not have a Material Adverse Effect.

         9.2. Powers; Conduct of Business. The Borrower shall remain qualified, and shall cause each of its Subsidiaries to qualify and remain qualified, to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing if the failure to do so will have a Material Adverse Effect.

         9.3. Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property or operations of such Person, and (b) obtain and maintain as needed all Permits necessary for its operations (including, without limitation, the operation of the Projects) and maintain such Permits in good standing, except where noncompliance with either clause (a) or (b) above will not have a Material Adverse Effect.

         9.4. Payment of Taxes and Claims. (a) The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all material taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or Property before any penalty or interest accrues thereon, and (ii) all material Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 10.2 or a Customary Permitted Lien for property taxes and assessments not yet due upon any of the Borrower's or any of the Borrower's Subsidiaries' Property, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments, fees and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         9.5. Insurance. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect the insurance policies and programs listed on SCHEDULE 7.1-T or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agent. All such policies and programs shall be maintained with insurers having an Alfred M. Best Company, Inc. rating of "A" or better and a financial size category of not less than IX.

         9.6. Inspection of Property; Books and Records; Discussions. The Borrower shall permit, and cause each of its Subsidiaries and the Company, to permit, any authorized representative(s) designated by the Administrative Agent or other Lender to visit and inspect any of the Projects, to examine, audit, and check their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection shall be at such visitor's expense. The Borrower shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP.

         9.7. ERISA Compliance. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

         9.8. Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair (ordinary wear and tear excepted), and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required to maintain the same; provided, however, that such Property may be altered or renovated in the ordinary course of business of the Borrower or such applicable Subsidiary. Without any limitation on the foregoing, the Borrower shall maintain the Projects in a manner such that each Project can be used in the manner and substantially for the purposes such Project is used on the Closing Date, including, without limitation, maintaining all utilities, access rights, zoning and necessary Permits for such Project.

         9.9. Company Status. The Company shall at all times (1) remain a publicly traded company listed on the New York Stock Exchange; (2) maintain its status as a REIT under the Internal Revenue Code, and (3) retain direct or indirect management and control of the Borrower.

         9.10. Ownership of Projects, Minority Holdings and Property. The ownership of substantially all wholly owned Projects, Minority Holdings and other Property of the Consolidated Businesses shall be held by the Borrower and its Subsidiaries and shall not be held directly by the Company.

         9.11. Maintenance of Operating Accounts. The Borrower shall at all times during the term hereof maintain a demand deposit account held by Administrative Agent (the "Operating Account") and shall cause funds to be deposited therein in an amount sufficient to permit the Administrative Agent to automatically deduct therefrom the respective interest payments on the Obligations at 12:00 p.m. on the first day of each month.

                                    ARTICLE X
                               NEGATIVE COVENANTS

         Borrower covenants and agrees that it shall comply with the following covenants so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

         10.1. Intentionally Omitted.

         10.2. Liens. Neither of the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Property, except:

          (a) Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of the Borrower or its Subsidiaries pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $1,000,000 for any Project;

          (b) Existing Permitted Liens;

          (c) Liens securing Secured Indebtedness permitted under Section 10.11 hereof; and

          (d) Customary Permitted Liens.

         10.3. Intentionally Omitted.

         10.4. Conduct of Business. Neither the Borrower nor any of its Subsidiaries shall engage in any business, enterprise or activity other than (a) the businesses of acquiring, developing, re-developing and managing predominantly office and industrial Projects and portfolios of like Projects,
(b) any business or activities which are substantially similar, related or incidental thereto, (c) investments in and loans to Investment Funds, Reckson Service Industries Inc., Subsidiaries, Affiliates and Minority Holdings, and (d) loans to the Persons described in Section 2.3(h) hereof.

         10.5. Transactions with Partners and Affiliates. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower, or with any Affiliate of the Borrower, unless such transaction is determined by the respective Boards of Directors (or managers or trustees) of the Company to be no less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate (other than transactions permitted by Section 2.3). Nothing contained in this Section 10.5 shall prohibit (a) increases in compensation and benefits for officers and employees of the Borrower or any of its Subsidiaries; (b) payment of officers', managers', trustees', directors', partners' and other similar indemnities; (c) performance of any obligations arising under the Loan Documents; or (d) loans to Persons in connection with such Person's contribution of Real Property to the Consolidated Businesses or Minority Holdings.

         10.6. Restriction on Fundamental Changes. The Borrower shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's business or Property, whether now or hereafter acquired, except in connection with issuance, transfer, conversion or repurchase of limited partnership interests in the Borrower. Notwithstanding the foregoing, the Borrower shall be permitted to merge with another Person so long as the Borrower is the surviving Person following such merger.

         10.7. Margin Regulations; Securities Laws. Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         10.8. ERISA. The Borrower shall not and shall not permit any of its Subsidiaries or ERISA Affiliates to:

          (a) engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL, except to the extent engaging in such transaction would not have a Material Adverse Effect;

          (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

          (c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (d) terminate any Benefit Plan which would result in any liability of Borrower or any ERISA Affiliate under Title IV of ERISA;

          (e) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto, except to the extent such failure would not have a Material Adverse Effect;

          (f) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

          (g) amend a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code.

         10.9. Organizational Documents. Neither the Company nor the Borrower shall amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date, except amendments to effect (a) a change of name of the Borrower, provided that the Borrower shall have provided the Administrative Agent with thirty (30) days prior written notice of any such name change, or (b) changes that would not affect such Organizational Documents in any material manner not otherwise permitted under this Agreement.

         10.10. Fiscal Year. Neither the Company, the Borrower nor any of their Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

         10.11. Financial Covenants.

         (a) Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Indebtedness which, when aggregated with Indebtedness of the Borrower or any of its Subsidiaries and Minority Holdings Indebtedness allocable in accordance with GAAP to the Borrower or any Subsidiary of the Borrower as of the time of determination, would not exceed (i) fifty percent (50%) of Total Value as of the date of incurrence ("Total Outstanding Indebtedness Limitation"), (ii) in the case of Secured Indebtedness of the Consolidated Businesses and the Borrower's proportionate share of Secured Indebtedness of its Minority Holdings, as well as unsecured recourse Indebtedness of the consolidated Subsidiaries, thirty-five percent (35%) of the Total Value ("Total Secured Outstanding Indebtedness Limitation") or (iii) in the case of recourse Secured Indebtedness of the Consolidated Businesses, ten percent (10%) of the Total Value ("Recourse Secured Indebtedness Limitation").

         (b) Minimum Combined Equity Value. The Combined Equity Value shall at no time be less than $750,000,000, plus an amount equal to seventy percent (70%) of all Net Offering Proceeds received by the Company after the date hereof.

         (c) Intentionally Omitted.

         (d) Minimum Unsecured Interest Coverage Ratio. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (i) Adjusted Unencumbered NOI to (ii) Unsecured Interest Expense shall not be less than 2.25 to 1.0.

         (e) Minimum Unsecured Debt Yield. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of Adjusted Unencumbered NOI for such calendar quarter, multiplied by 4 to Total Unsecured Outstanding Indebtedness shall not be less than the greater of (i) either (a) 15%, if Adjusted Unencumbered NOI is derived from the office and industrial properties wholly-owned by the Borrower, the Company and the Consolidated Businesses, or (b) 16%, if Adjusted Unencumbered NOI is derived from both office and industrial properties both wholly-owned by the Borrower, the Company and the Consolidated Businesses and from Minority Holdings; and (ii) a percentage equal to an interest rate constant equal to the product of (x) the sum of the then Treasury Rate and two percent (2%), and a thirty year mortgage-style amortization schedule, and (y) 125%.

         (f) Minimum Adjusted Unencumbered NOI. As of the first day of each calendar quarter, the Adjusted Unencumbered NOI for the immediately preceding calendar quarter multiplied by 4 shall not be less than $35,000,000.

         (g) Minimum Fixed Charge Coverage Ratio. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of
(i) Total Adjusted EBITDA, to (ii) Fixed Charges shall not be less than 2.0 to 1.0.

         (h) Maximum Dividend Payout Ratio. The Company shall not make any Restricted Payment during any of its fiscal quarters, which, when added to all Restricted Payments made during the three immediately preceding fiscal quarters, exceeds the greater of (i) 90% of FFO, and 100% of FAD, and (ii) the amounts required to maintain its status as a REIT under the Internal Revenue Code, and, provided an Event of Default shall not have occurred and be continuing, to avoid federal income and excise tax liability. For purposes of this provision, "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock or in rights to subscribe for or purchase shares of its capital stock), or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock, or (b) any option, warrant or other right to acquire shares of the Company's capital stock.

         (i) Recourse Secured Indebtedness. The Secured Loan-to-Value Ratio with respect to any Project for which the Consolidated Businesses shall create or assume recourse Secured Indebtedness, shall at no time exceed seventy five percent (75%).

         (j) Negative Pledge. From and after the date hereof, neither the Borrower nor the Company will, and will not permit any Subsidiary, to enter into any agreement containing any provision prohibiting the creation or assumption of any Lien upon its properties (other than with respect to prohibitions on subordinate liens set forth in a mortgage on a particular property or customary restrictions contained in the organizational documents of Minority Holdings), revenues or assets, whether now owned or hereafter acquired, or restricting the ability of the Borrower to amend or modify this Agreement or any other Loan Document.

         (k) Pro Forma Calculations. The Borrower shall comply with the financial ratios set forth in this Section 10.11 as of the date of each Borrowing. The Borrower shall recalculate the financial ratios by adding the deemed amount equal to the Borrowing to the Indebtedness reflected on the most recently available financial statements, and adding thereto any Indebtedness incurred since the date of such financial statement and adding thereto the value of such assets (determined at cost) acquired with such Indebtedness to Total Value. For the purposes of calculating the Minimum Unsecured Debt Yield, the Borrower shall add to the annualized Adjusted Unencumbered NOI for the previous quarter, for any Real Property acquired during the quarter or with a Borrowing made hereunder, the lesser of (x) the product of .095 and the purchase price of any such Real Property, and (y) the annualized Adjusted Unencumbered NOI with respect thereto. The Borrower shall deliver an Officer's Certificate, signed by the Borrower representing and certifying that the pro forma calculations as of the date of the draw demonstrate Borrower's compliance with the covenants and financial ratios set forth in this Section 10.11.

         10.12. Negative Covenants with respect to the Company.

         (a) From and after the date hereof, the Company will not acquire any assets of any nature whatsoever other than additional units in the Borrower.

         (b) From and after the date hereof, the Company will not incur any Indebtedness or any other obligations or liabilities except (x) as the general partner of the Borrower in connection with trade payable incurred in the ordinary course of business, (y) Indebtedness, the net proceeds of which are contributed to the Borrower simultaneously with the incurrence thereof by the Company, and (z) guarantees of Indebtedness which is recourse to the Borrower.

         (c) From and after the date hereof, the Company will not retain any Net Offering Proceeds, and the same will be contributed by the Company to the Borrower simultaneously with receipt thereof by the Company.

         (d) The Company shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, any of its business or assets, including its interests in the Borrower. Notwithstanding the foregoing, the Company shall be permitted to merge with another Person so long as the Company is the surviving Person following such merger.

                                   ARTICLE XI
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         11.1. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

         (a) Failure to Make Payments When Due. The Borrower shall fail to pay
(i) when due any principal payment on the Obligations which is due on the Termination Date or pursuant to the terms of Section 2.1(a), Section 2.4,
Section 4.1(a), or Section 4.1(d) or (ii) when due, any interest payment on the Obligations, provided, however, that the Borrower shall be entitled to a five
(5) day grace period with respect to any interest payment but not more than one time in any twelve (12) month period during the term hereof, or (iii) when due, any principal payment on the Obligations not referenced in clauses (i) or (ii) hereinabove or (iv) when due, any fees due pursuant to the terms of Section 5.3 and such default shall continue for five (5) days.

         (b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 9.1, 9.4, 9.5, 9.10, 9.11 or Article X.

         (c) Breach of Representation or Warranty. Any representation or warranty made by the Borrower or any of the parties to the Guaranty to the Administrative Agent or any other Lender herein or by the Borrower or any of the parties to the Guaranty or any of their Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

         (d) Other Defaults. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as identified in paragraphs (a), (b) or (c) of this Section 11.1), or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for thirty (30) days after receipt of written notice from the Administrative Agent thereof.

         (e) Acceleration of Other Indebtedness. Any breach, default or event of default shall occur and be continuing, or any other condition shall exist under any instrument, agreement or indenture, including, without limitation, the Revolving Credit Agreement, pertaining to any recourse Indebtedness (other than the Obligations) of the Company, the Borrower or their Subsidiaries aggregating more than $10,000,000, and the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         (f) Involuntary Bankruptcy; Appointment of Receiver, Etc.

         (i) An involuntary case shall be commenced against the Company, the Borrower, or any of their Subsidiaries to which $25,000,000 or more of the Combined Equity Value is attributable, and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company, the Borrower or any such Subsidiaries of the Borrower in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the respective board of directors of the Company, or Limited Partners of the Borrower or the board of directors or partners of any such Subsidiaries of the Borrower (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

         (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, the Borrower or any of its Subsidiaries to which $25,000,000 or more of the Combined Equity Value is attributable, or over all or a substantial part of the Property of the Company, the Borrower or any of such Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company, the Borrower or any of such Subsidiaries or of all or a substantial part of the Property of the Company, the Borrower or any of such Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any of the Company, the Borrower, or any of such Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the respective board of directors of any of the Company or Limited Partners of the Borrower or the board of directors or partners of any of Borrower's Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

         (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company, the Borrower or any of their Subsidiaries to which $25,000,000 or more of the Combined Equity Value is attributable, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or the Company, the Borrower or any of such Subsidiaries shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

         (h) Judgments and Unpermitted Liens.

               (i) Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any case an amount in excess of $5,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

              (ii) A federal, state, local or foreign tax Lien is filed against the Borrower which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Administrative Agent within sixty
(60) days after the filing thereof or the date upon which the Administrative Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above, equals or exceeds $5,000,000.

              (iii) An Environmental Lien is filed against any Project with respect to Claims in an amount which, either separately or when aggregated with the amount of all other such Environmental Liens, equals or exceeds $5,000,000.

         (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up; or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (j) Loan Documents. At any time, for any reason, any Loan Document ceases to be in full force and effect or the Borrower seeks to repudiate its obligations thereunder.

         (k) ERISA Termination Event. Any ERISA Termination Event occurs which the Administrative Agent believes could subject any of the Borrower or any ERISA Affiliate to liability in excess of $500,000.

         (l) Waiver Application. The plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent believes that the substantial business hardship upon which the application for the waiver is based could subject either the Borrower or any ERISA Affiliate to liability in excess of $500,000.

         (m) Material Adverse Effect. An event shall occur which has a Material Adverse Effect.

         (n) Certain Defaults Pertaining to the Company. The Company shall fail to comply with Sections 9.9, or 7.1(a)(ii), (b), (d), (l), or (o).

         (o) Merger or Liquidation of the Company or the Borrower. The Company shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Company is not the surviving Person or
(ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement. The Borrower shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Borrower is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement.

An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 14.7.

         11.2. Rights and Remedies.

         (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 11.1(f) or 11.1(g), the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower, and, upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty-one percent (51%), by written notice to the Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

         (b) Rescission. If at any time after termination of the Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 14.7, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

         (c) Enforcement. The Borrower acknowledges that in the event the Borrower or any of its Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Lenders; therefore, the Borrower agrees that the Administrative Agent and the other Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                                   ARTICLE XII
                                   THE AGENTS

         12.1. Appointment. (a) Each Lender hereby designates and appoints Chase as the Administrative Agent of such Lender under this Agreement, and each Lender hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this Article XII.

         (b) The provisions of this Article XII are solely for the benefit of the Administrative Agent and the other Lenders, and neither the Borrower, the Company nor any Subsidiary of the Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.7). In performing its respective functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Company, the Borrower or any Subsidiary of the Borrower. The Administrative Agent may perform any of its duties hereunder, or under the Loan Documents, by or through their respective agents or employees.

         12.2. Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. The Administrative Agent hereby agrees that its duties shall include providing copies of documents received by such Agent from the Borrower which are reasonably requested by any Lender, furnishing copies of documents to each Lender, upon request, of documents sent by the Agent to the Borrower and promptly notifying each Lender upon its obtaining actual knowledge of the occurrence of the Event of Default hereunder. In addition, the Administrative Agent shall deliver to each Lender, promptly after receipt thereof, copies of those documents and reports received by it pursuant to Sections 8.2 (other than clause (b)(iv)) and 8.3.

         12.3. Right to Request Instructions. The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, the Agent shall take any action, or refrain from taking any action, which is permitted by the terms of the Loan Documents upon receipt of instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents, provided, that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of such Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

         12.4. Reliance. The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it.

         12.5. Indemnification. To the extent that the Administrative Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be indemnified to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suite, costs and expenses result from such Person's gross negligence, willful misconduct or breach of this Article XII. Such Agent agrees to refund to the Lenders any of the foregoing amounts paid to it by the Lenders which amounts are subsequently recovered by such Agent from the Borrower or any other Person on behalf of the Borrower. The obligations of the Lenders under this Section 12.5 shall survive the payment in full of the Loans and all other Obligations and the termination of this Agreement.

         12.6. Agent Individually. With respect to their respective Pro Rata Share of the Commitments hereunder, if any, and the Loans made by them, if any, the Administrative Agent and the Documentation Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Chase in its respective individual capacity as a Lender or as one of the Requisite Lenders. Chase and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of their Subsidiaries as if Chase was not acting as the Administrative Agent.

         12.7. Successor Agents.

         (a) Resignation. The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and the other Lenders, unless applicable law requires a shorter notice period or that there be no notice period, in which instance such applicable law shall control. In addition, the Administrative Agent shall offer to resign if, at any time, it shall not hold any Commitment. Such resignation shall take effect upon the acceptance by the Requisite Lenders, in the case of an offer to resign by the Administrative Agent, as set forth in the immediately preceeding sentence, and, in either case, the acceptance by a successor Administrative Agent of appointment pursuant to this Section 12.7.

         (b) Appointment by Requisite Lenders. Upon any such resignation becoming effective, the Requisite Lenders shall have the right to appoint a successor Administrative Agent selected from among the Lenders with the prior written consent of the Borrower which shall not be unreasonably withheld.

         (c) Appointment by Retiring Agent. If a successor Administrative Agent shall not have been appointed within the thirty (30) Business Day or shorter period provided in paragraph (a) of this Section 12.7, the retiring Agent shall then appoint a successor Agent who shall serve as Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above with the prior written consent of the Borrower which shall not be unreasonably withheld, provided, however, that such successor Administrative Agent shall have total assets of not less than $10,000,000,000.

         (d) Rights of the Successor and Retiring Agents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

         12.8. Relations Among the Lenders. Each Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder with respect to any of the Obligations, without the prior written consent of the Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Commitment except in accordance with Section 11.2(a).

         12.9. Standard of Care. The Administrative Agent shall administer the Loans in the same manner that the Administrative Agent administers loans made for its own account.

                                  ARTICLE XIII
                                YIELD PROTECTION

         13.1. Taxes.

         (a) Payment of Taxes. Any and all payments by the Borrower hereunder or under its respective Notes or other document evidencing any Obligations of such Person shall be made, in accordance with Section 4.2, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States, (ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes"). Except as otherwise provided herein, if the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, (x) the sum payable to such Lender shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 13.1) such Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) Indemnification. Except as otherwise provided herein, the Borrower will indemnify each Lender against, and reimburse each within ten (10) Business Days after written demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 13.1 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable, to the extent not paid by the Borrower pursuant to Section 13.1 hereof. A certificate as to any additional amount payable to any Person under this
Section 13.1 submitted by it to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower and the Administrative Agent with such certificates and other documents as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 13.1 in respect of any payments under this Agreement or under the other Loan Documents. If any Lender receives any refund with respect to any Taxes, such Lender shall promptly remit such refund to the Borrower.

         (c) Receipts. Within thirty (30) days after the date of any payment of Taxes by the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 14.8, the original or a certified copy of a receipt evidencing payment thereof.

         (d) Foreign Bank Certifications. (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to each of the Borrower and the Administrative Agent on the Closing Date or the date on which such Lender becomes a Lender pursuant to
Section 14.1 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (II) under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)).

         (ii) Each Lender further agrees to deliver to each of the Borrower and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this Section 13.1(d). Each certificate required to be delivered pursuant to this Section 13.1(d)(ii) shall certify as to one of the following:

          (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

          (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 13.1(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower; or

          (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

Each Lender agrees to deliver to each of the Borrower and the Administrative Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrower and Administrative Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrower that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

         (iii) Notwithstanding anything to the contrary contained in this
Section 13.1, the Borrower will not be required to make any additional payment to or for the account of any Lender under Section 13.1(a) or (b) by reason of
(x) a breach by such Lender of any certification or representation set forth in any form furnished to the Borrower under Section 13.1(d), or (y) such Lender's failure or inability to furnish under Section 13.1(d) an original of an extension or renewal of a Form 1001 or Form 4224 (or successor form), as applicable, unless such failure or inability results from a change (after the date such Lender became a Lender party hereto) in any applicable law or regulation or in the interpretation thereof by any regulatory authority (including without limitation any change in any applicable tax treaty).

         13.2. Increased Capital. If after the date hereof any Lender determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or banks or financial institutions generally (whether or not having the force of law), compliance with which affects the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (ii) the amount of such capital is increased by or based upon the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans or other advances made hereunder or the existence of any Lender's obligation to make Loans, then, in any such case, within ten (10) Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

         13.3. Changes; Legal Restrictions. If after the date hereof any Lender determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

          (a) subjects a Lender (or its Applicable Lending Office or Eurodollar Affiliate) to charges (other than taxes) of any kind which such Lender reasonably determines to be applicable to the Commitments of the Lenders to make Eurodollar Rate Loans or change the basis of taxation of payments to that Lender of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans (other than taxes excluded in Section 13.1(a) hereof); or

          (b) imposes, modifies, or holds applicable, in the determination of a Lender, any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurodollar Affiliate of that Lender in respect of Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining the Loans or its Commitment or to reduce any amount receivable thereunder; then, in any such case, within ten (10) Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

         13.4. Replacement of Certain Lenders. In the event a Lender (a "Designated Lender") shall have (i) requested additional compensation from the Borrower under Section 13.1 or under Section 13.2 or under Section 13.3, (ii) failed to make its Pro Rata Share of any Loan requested to be made hereby or
(iii) failed to make any Loan at the Eurodollar Rate, the Borrower may, at its sole election, make written demand on such Designated Lender (with a copy to the Administrative Agent) for the Designated Lender to assign, and such Designated Lender shall assign pursuant to one or more duly executed Assignment and Acceptances to one or more Eligible Assignees which the Borrower or the Administrative Agent shall have identified for such purpose, all of such Designated Lender's right and obligations under this Agreement, the Notes and the other Loan Documents (including, without limitation, its Commitment and all Loans owing to it) in accordance with Section 14.1. All out-of-pocket expenses incurred by the Administrative Agent in connection with the foregoing shall be for the sole account of the Borrower and shall constitute Obligations hereunder. In no event shall Borrower's election under the provisions of this Section 13.4 affect its obligation to pay the additional compensation required under either
Section 13.1, Section 13.2 or Section 13.3.

         13.5. Mitigation. Each Lender shall notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under Sections 13.1, 13.2 or 13.3 as promptly as practicable, but in any event, within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to Sections 13.1, 13.2 or 13.3 in respect of any costs resulting from such event, only be entitled to payment under Sections 13.1, 13.2 or 13.3 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.1. Assignments and Participations.

         (a) Assignments. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 14.1. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loans) in accordance with the provisions of this Section 14.1.

         (b) Limitations on Assignments. For so long as no Event of Default has occurred and is continuing, each assignment shall be subject to the following conditions: (i) each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement and, in the case of a partial assignment, shall be in a minimum principal amount of $5,000,000 (and the assignor shall maintain a minimum amount of $5,000,000 for its own account unless the assignor shall assign or participate its entire interest), (ii) each such assignment shall be to an Eligible Assignee, (iii) each assignment shall be subject to the reasonable approval of the Agent and the Borrower, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon the occurrence and continuance of an Event of Default, none of the foregoing restrictions on assignments shall apply, provided, however, that while an Event of Default (other than an Event of Default that shall have required that the Administrative Agent shall have delivered a notice of the underlying default) shall be continuing but prior to acceleration of the Loans, the applicable Lender shall give the Borrower five (5) days' written notice by telecopy of its intention to assign any or all of its interest in this Agreement. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto) and (C) the Borrower shall execute and deliver to the assignee thereunder a Note evidencing its obligations to such assignee with respect to the Loans.

         (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 14.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Commitment of, and the principal amount of the Loans under the Commitments owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the other Lenders and each other party to a Loan Document may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Assignee and a processing and recordation fee of $3,500 (payable by the assignee to the Administrative Agent), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other Lenders.

         (e) Participations. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitment hereunder and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) each participation shall be in a minimum amount of $5,000,000, and (v) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to (A) increase in the Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any guarantor of the Obligations.

         (f) Information Regarding the Borrower. Any Lender may, subject to the provisions of Section 14.22, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 14.1, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrower.

         (g) Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

         (h) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Note held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

         14.2. Expenses.

         (a) Generally. The Borrower agrees promptly upon demand to pay, or reimburse the Administrative Agent for the reasonable fees, expenses and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP (but not of other legal counsel) and for all other reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with (i) the preparation, negotiation, and execution of the Loan Documents; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI), the Loan Documents, and the making of the Loans hereunder; (iii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same; and (iv) any other amendments, modifications, agreements, assignments, restatements or supplements to any of the Loan Documents requested by Borrower and the preparation, negotiation, and execution of the same.

         (b) After Default. The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders upon demand for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by the such entity after the occurrence and during the continuance of an Event of Default (i) in enforcing any Loan Document or Obligation, the collection of any Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default; or (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, a Project, any of the Consolidated Businesses and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

         14.3. Indemnity. The Borrower further agrees (a) to defend, protect, indemnify, and hold harmless the Administrative Agent and each and all of the other Lenders and each of their respective officers, directors, employees, attorneys and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, reasonable costs, reasonable expenses and reasonable disbursements (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, the making of the Loans hereunder, the use or intended use of the proceeds of the Loans hereunder, or any of the other transactions contemplated by the Loan Documents, or (ii) any Liabilities and Costs relating to violation of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of the Borrower, any of its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Borrower or any of its Subsidiaries, or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters"); provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment; and (b) not to assert any claim against any of the Indemnitees, on any theory of liability, for consequential or punitive damages arising out of, or in any way in connection with, the Commitments, the Credit Obligations, or the other matters governed by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         14.4. Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Sections 8.1 or 8.2 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company or the Borrower as applicable, with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Administrative Agent and the Borrower, to so reflect such change in accounting principles.

         14.5. Intentionally Omitted.

         14.6. Ratable Sharing. The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the costs and fees described in Sections 3.1(g), 5.2(f), and 5.3 and Article XIII) equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the costs and fees described in Sections 3.1(g), 5.2(f), and 5.3 and Article XIII), (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 14.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower, in the amount of such participation.

         14.7. Amendments and Waivers.

         (a) General Provisions. Unless otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower; provided, however, that the Borrower's agreement shall not be required for any amendment or modification of Sections 12.1 through 12.8 (other than Section 12.7). In the event that the Administrative Agent shall request the agreement of the Lenders to any amendment, modification or waiver, if any Lender shall fail to respond to any such request within fifteen (15) days after receipt of such request, such Lender's approval thereto shall be deemed to have been given; provided, however, that such request shall state, in capital letters that "FAILURE TO RESPOND TO THIS REQUEST WITHIN FIFTEEN (15) DAYS AFTER RECEIPT, SHALL BE DEEMED CONSENT TO THE ENCLOSED REQUEST". No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, waivers and consents not specifically reserved to the Administrative Agent or the other Lenders in
Section 14.7(b), 14.7(c), and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Amendments, Consents and Waivers by Affected Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby as described below:

     (i) waiver of any of the conditions specified in Sections 6.1 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

     (ii) increase in the amount of such Lender's Commitment,

     (iii) reduction of the principal of, rate or amount of interest on the Loans, or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof), and

     (iv) postponement or extension of any date (other than the Termination Date postponement or extension of which is governed by Section 14.7(c)(i)) fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to any modifications of the application provisions relating to prepayments of Loans and other Obligations which are governed by Section 4.2(b)).

         (c) Amendments, Consents and Waivers by All Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

     (i) postponement of the Termination Date, or increase in the Maximum Revolving Credit Amount to any amount in excess of $75,000,000,

     (ii) change in the definition of Requisite Lenders or in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder or under the other Loan Documents,

     (iii) amendment of Section 14.6 or this Section 14.7,

     (iv) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrower,

     (v) waiver of any Event of Default under Section 11.1(a), Section 11.1(f) or Section 11.1(g), and

     (vi) amendment or release of the Guaranty.

         (d) Administrative Agent Authority. Subject to the second succeeding sentence of this subsection (d), the Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this Section 14.7, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement and the other Loan Documents, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within fifteen (15) days after such request, then such Lender hereby irrevocably authorizes the Administrative Agent to agree or disagree, in full or in part, and in the Administrative Agent's sole discretion, to such requests on behalf of such Lender as such Lenders' attorney-in-fact and to execute and deliver any writing approved by the Administrative Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

         14.8. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile transmission or by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission, or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the Administrative Agent pursuant to Articles II, IV or XII shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 14.8) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

         14.9. Survival of Warranties and Agreements. All representations and warranties made herein and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans and, in the case of any Lender that may assign any interest in its Commitment or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder, and, except for the representations and warranties, the termination of this Agreement other than any of the foregoing set forth in
Section 13.1 or Section 13.2 or Section 13.3 or Section 5.2(f) shall survive for thirty (30) days after termination of this Agreement.

         14.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any other Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

         14.11. Payments Set Aside. To the extent that the Borrower makes a payment or payments to the Administrative Agent or any other Lender or any such Person exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         14.12. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         14.13. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

         14.14. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

         14.15. Limitation of Liability. No claim may be made by any Lender, the Administrative Agent, or any other Person against any Lender (acting in any capacity hereunder) or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Lender and the Administrative Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         14.16. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. Except as otherwise provided in Section 10.7, the rights hereunder of the Borrower, or any interest therein, may not be assigned without the written consent of all Lenders.

         14.17. Certain Consents and Waivers of the Borrower.

         (a) Personal Jurisdiction. (i) EACH OF THE AGENT, THE LENDERS AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE AGENTS, THE LENDERS AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE AGENTS, THE LENDERS AND THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (ii) THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY OR APPROPRIATE TO ENABLE THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY OTHER LENDER. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

         (b) Service of Process. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE BORROWER EACH IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE OTHER LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

         (c) WAIVER OF JURY TRIAL. EACH OF THE AGENT AND THE OTHER LENDERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         14.18. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower and each Agent and Lender on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

         14.19. Limitation on Agreements. All agreements between the Borrower, the Administrative Agent and each Lender in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

         14.20. Disclaimers. The Administrative Agent and the other Lenders shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, tenant or other party for services performed or materials supplied in connection with any work performed on the Projects, including any TI Work. The Administrative Agent and the other Lenders shall not be liable for any debts or claims accruing in favor of any such parties against the Borrower or others or against any of the Projects. the Borrower is not and shall not be an agent of the Administrative Agent or the other Lenders for any purposes and none of the Lenders,, or the Administrative Agent shall be deemed partners or joint venturers with Borrower. None of the Administrative Agent or the other Lenders shall be deemed to be in privity of contract with any contractor or provider of services to any Project, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by any of the Administrative Agent or the other Lenders and the Borrower agrees to hold the Administrative Agent and the other Lenders harmless from any of the damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof.

         14.21. Entire Agreement. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

         14.22. Confidentiality. Each of the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Agents or the Lenders from disclosing any such information (a) to the Agents, any other Lender or any Affiliate of any Lender (provided such Affiliate is made aware of the confidentiality of such information and agrees to keep such information confidential), (b) to any Assignee, Participant or prospective Assignee or Participant (provided such Person is made aware of the confidentiality of such information and agrees to keep such information confidential), (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of any Lender, Assignee, Participant, prospective Assignee or Participant who are advised of the provisions of this Section, (d) upon the request or demand of any Governmental Authority having or asserting jurisdiction over either Agent or any Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with the exercise of any remedy hereunder or under any other Loan Document or (i) upon the advice of counsel that such disclosure is required by law.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                   BORROWER:
                                   ---------

                                   RECKSON OPERATING PARTNERSHIP, L.P.
                                   a Delaware limited partnership

                                   By:     RECKSON ASSOCIATES REALTY CORP.


                                   By:  ____________________________________
                                        Name:
                                        Title:


                                   Notice Address:

                                   Reckson Associates Realty Corp.
                                   225 Broadhollow Road
                                   Melville, New York 11747
                                   Telephone:  516-694-6900
                                   Telecopy:   516-622-6786
                                   Attention:  Michael Maturo
                                                Chief Financial Officer

ADMINISTRATIVE AGENT,
ARRANGER AND LENDER:

                                   THE CHASE MANHATTAN BANK


                                   By: ______________________________________
                                   Name: Marc E. Costantino
                                   Title: Vice President

                                   Notice Address, Domestic and
                                   Eurodollar Lending Office:

                                   The Chase Manhattan Bank
                                   1 Chase Manhattan Plaza
                                   Loan and Agency Services, 8th floor
                                   New York, New York 10081
                                   Attention: Thierry LeJouan
                                   Telecopy:  212-552-5701
                                   Reference:
                                   with copy of all Notices to:
                                   ---------------------------
                                   The Chase Manhattan Bank
                                   380 Madison Avenue, 11th floor
                                   New York, New York  10017
                                   Attention:  Joanne Avery
                                   Telecopy:   212-270-9541
                                   Reference:


Pro Rata Share: 20%

Commitment:  $15,000,000

DOCUMENTATION AGENT
AND LENDER:

                                   ING (U.S.) CAPITAL LLC

                                   By:  ING (U.S.) Capital Financial
                                          Holdings LLC, its sole member


                                        By:________________________
                                        Name:  Thomas R. Hobbis
                                        Title: Vice President


Pro Rata Share:  33.33%

Commitment:  $25,000,000

LENDER:                            BAYERISCHE LANDESBANK, CAYMAN
                                     ISLANDS BRANCH


                                   By:________________________
                                   Name:
                                   Title:


                                   By:________________________
                                   Name:
                                   Title:


Pro Rata Share: 26.67%

Commitment:  $20,000,000

LENDER:                            EUROPEAN AMERICAN BANK


                                   By:________________________
                                   Name:
                                   Title:


Pro Rata Share: 10%

Commitment:  $7,500,000

LENDER:                            LASALLE BANK NATIONAL ASSOCIATION


                                   By:________________________
                                   Name:
                                   Title:


Pro Rata Share: 10%

Commitment:  $7,500,000

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------

Exhibit A--    Form of Assignment and Acceptance
Exhibit B--    Form of Note
Exhibit C--    Form of Notice of Borrowing
Exhibit D--    Form of Notice of Conversion/Continuation
Exhibit E--    List of Closing Documents
Exhibit F--    Form of [Quarterly/Annual] Compliance Certificate to Accompany
               Reports
Exhibit G--    Sample Calculations of Financial Covenants
Schedule 1.1.1 --   Existing Permitted Liens
Schedule 1.1.2 --   Permitted Securities Options
Schedule 6.1(d)--   Equity Changes
Schedule 7.1-A --   Organizational Documents
Schedule 7.1-C --   Corporate Structure; Outstanding Capital Stock and
                    Partnership Interests; Partnership Agreement
Schedule 7.1-H --   Indebtedness for Borrowed Money; Contingent Obligations
Schedule 7.1-I --   Pending Actions
Schedule 7.1-P --   Environmental Matters
Schedule 7.1-Q --   ERISA Matters
Schedule 7.1-R --   Securities Activities
Schedule 7.1-T --   Insurance Policies


                                   EXHIBIT A
                                      to
                 Second Amended and Restated Credit Agreement
                         dated as of December 17, 1999

                       FORM OF ASSIGNMENT AND ACCEPTANCE

                           ASSIGNMENT AND ACCEPTANCE

          This ASSIGNMENT AND ACCEPTANCE dated as of 199_, among [Names of Assignor Lenders] (each, an "Assignor" and collectively, the "Assignors") and I , (etc.) (each, an "Assignee" and collectively, the "Assignees").

                            PRELIMINARY STATEMENTS

          A. Reference is made to the Second Amended and Restated Credit Agreement dated as of December 17, 1999 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") among Reckson Operating Partnership, L.P., the institutions from time to time party thereto as Lenders, ING (U.S.) Capital LLC (formerly known as ING (U.S.) Capital Corporation), as Documentation Agent, and The Chase Manhattan Bank, as Arranger and Administrative Agent. Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement.

          B. The Assignors are Lenders under the Credit Agreement and each desires to sell and assign to the Assignees a portion of such Assignor's existing Commitment, as set forth on Schedule 2 attached hereto (each, an "Assigned Commitment") in the aggregate amount of $_________ of the Commitments (the "Aggregate Assigned Amount"), and each Assignee desires to purchase and assume from each Assignor, on terms and conditions set forth below, an interest in such Assignor's respective Assigned Commitment and related outstanding Loans (the "Assigned Percentages"), together with the Assignors I respective rights and obligations under the Credit Agreement with respect to the Assigned Percentages, such that each Assignee shall, from and after the Effective Date (as defined below), become a Lender under the Credit Agreement with the respective Commitment and Pro Rata Share listed on the signature pages attached hereto.

          NOW, THEREFORE, for or good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignors and the Assignees hereby agree as follows:

          1. In consideration of the payments of each Assignee to each Assignor, to be made by wire transfer to the Administrative Agent of immediately available funds on the Effective Date in accordance with Schedule 3 attached hereto, each Assignor hereby sells and assigns to each Assignee, and each Assignee hereby purchases and assumes from such Assignor, the Assigned Percentage set forth on Schedule 1 attached hereto, together with such Assignor's rights and obligations under the Credit Agreement and all of the other Loan Documents with respect to the Assigned Percentages as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, the obligation to make Loans and the obligation to participate in Letters of Credit.

          2. Each Assignor (i) represents and warrants that as of the date hereof its Commitment is as set forth on Schedule 2 attached hereto (in each case, after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof made as of the date hereof); (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and that such Assignor is legally authorized to enter into this Assignment and Acceptance; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto.

          3. Each Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it shall have no recourse against the Assignor with respect to any matter relating to the Credit Agreement, any of the other Loan Documents, or this Assignment and Acceptance (except with respect to the representations or warranties made by the Assignors in clauses (i) and _(ii) of paragraph 2 above) ; (iv) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignors or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) confirms that it is an Eligible Assignee; (vi) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (viii) confirms that, to the best of its knowledge, as of the date hereof, it is not subject to any law, regulation or guideline from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over it, which would subject the Borrower to the payment of additional compensation under Section 13.2 or under Section
13.3 of the Credit Agreement; (ix) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office(s) the offices set forth beneath its name on the signature pages hereof; (x) if such Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms described in Section 13.1(d) of the Credit Agreement or any successor forms prescribed by the Internal Revenue Service of the United
States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty; and (xi) represents and warrants that none of the funds, monies, assets or other consideration being used to purchase pursuant to this Assignment and Acceptance are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

          4. Following the execution of this Assignment and Acceptance by each of the Assignors and the Assignees, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be 1 199- (the "Effective Date").

          5. As of the Effective Date, (i) each Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) each Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement with respect to its Assigned Commitment.

          6. From and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the Aggregate Assigned Amount (including, without limitation, all payments of principal, interest and fees with respect thereto) to the appropriate Assignees. The Administrative Agent shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date.

          7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          8. This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          (9. The Assignor represents and warrants that it has given the Borrower five (5) days written notice by telecopy of its intention to enter into this Assignment and Acceptance in accordance with the provisions of
Section 14.1(bl of the Credit Agreement.]-(1)

------------
    (1) Applies only during the continuance of an Event of Default and prior to an acceleration of the Loans.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ASSIGNORS:                         ________________________________________

                                   By:_____________________________________

                                   Name:___________________________________

                                   Title:__________________________________


                                   By:_____________________________________

                                   Name:___________________________________

                                   Title:__________________________________

                                  Notice Address, Domestic
                                  Lending Office and Eurodollar
                                  Lending Office:


Adjusted Pro Rata Share: _____%

Adjusted Commitment: $_________


ASSIGNEES:                         ________________________________________

                                   By:_____________________________________

                                   Name:___________________________________

                                   Title:__________________________________


                                   By:_____________________________________

                                   Name:___________________________________

                                   Title:__________________________________

                                  Notice Address, Domestic
                                  Lending Office and Eurodollar
                                  Lending Office:


Adjusted Pro Rata Share: _____%

Adjusted Commitment: $_________


Accepted as of this ___ day
of ____________, ____

THE CHASE MANHATTAN BANK,
    as Administrative Agent


By:_______________________
Name:
Title:

By:_______________________
Name:
Title:


Consented and agreed to
as of this ___ day of __________, ____

RECKSON OPERATING PARTNERSHIP, L.P.,-(2) a Delaware limited partnership

     By:  RECKSON ASSOCIATES REALTY CORP.,
          a Maryland corporation, its
          general partner

          By: _____________________________
              Name:
              Title:

-----------------
(2) Consent not required if the circumstances described in
Section 14. 1 (b) of the Credit Agreement have occurred and are continuing.


                                  SCHEDULE I

    Assignee                     Assigned      New Pro
    --------                     Percentage    Rata Share
                                 ----------    ----------


                                  SCHEDULE 2

                           EXISTING COMMITMENTS AND
                         PRO RATA SHARES OF ASSIGNORS

    Assignor           Existing      Existing Pro   Assigned
                       Commitment    Rata Share     Commitment
                       ----------    ----------     ----------


                                  SCHEDULE 3
                                  PAYMENTS(3)

    Lender          Facility     Funding              Fee to
    ------          --------     -------              ------
                    Fee          Amount/Repay-        Administrative
                    ---          -------------        --------------
                                 ment to Assignors    Agent(4)
                                 -----------------    --------


------------------
(3) Payments to the Lenders are shown without parentheses; payments from the Lenders to the Administrative Agent, on its own behalf or on behalf of the Lenders, are shown in parentheses.

(4)  Pursuant to Section 14.1 (d) of the Credit Agreement.


                                   EXHIBIT B
                                      to
                 Second Amended and Restated Credit Agreement,
                         dated as of December 17, 1999

                            FORM OF PROMISSORY NOTE
------------------------------------------------------------------------------

$_,000,000 ______________                         New York, New York
                                                  _________ __, 1999

          For value received, Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), promises to pay to the order of ____________________ (the "Lender"), the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the Termination Date (as such term is defined in the Credit Agreement). The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal. or other immediately available funds at the office of the Administrative Agent (as such term is defined in the Credit Agreement).

          All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is one of the Notes referred to in the Amended and Restated Credit Agreement, dated as of December 17, 1999, among the Borrower, the institutions from time to time party thereto, ING (U.S.) Capital LLC (formerly known as ING (U.S.) Capital Corporation), as Documentation Agent, and The Chase Manhattan Bank, as Arranger and Administrative Agent (as the same may be amended, supplemented, restated, or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof upon the happening of certain events.

          THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.


                                  BORROWER:

                                  RECKSON OPERATING PARTNERSHIP, L.P.,
                                  a Delaware limited partnership


                                  By:   RECKSON ASSOCIATES REALTY CORP.,
                                        a Maryland corporation, its
                                        general partner

                                        By:  _________________________
                                             Name:
                                             Title:


                       LOANS AND PAYMENTS OF PRINCIPAL

------------------------------------------------------------------------

                                  Amount of
          Amount of    Type of    Principal     Maturity    Notation
Date        Loan         Loan      Repaid         Date      Made By




                                   EXHIBIT C
                                      to
                 Second Amended and Restated Credit Agreement,
                         dated as of December 17, 1999
    ------------------------------------------------------------------

                          FORM OF NOTICE OF BORROWING

                                                   __________, 199__


The Chase Manhattan Bank, as Administrative Agent for the Lenders party to the Credit Agreement referred to below
270 Park Avenue
New York, New York 10017

Attention:      Marc Costantino

Ladies and Gentlemen:

          Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of December 17, 1999 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), the institutions from time to time party thereto as Lenders, ING (U.S.) Capital LLC (formerly known as ING (U.S.) Capital Corporation), as Documentation Agent, and The Chase Manhattan Bank, as Arranger and Administrative Agent.

          The Borrower hereby gives you notice, irrevocably, pursuant to
Section 2.1(b) of the Credit Agreement that the Borrower hereby requests a Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required pursuant to the terms of the Credit Agreement:

          The Funding Date (which shall be a Business Day) of the Proposed Borrowing is _________, 199_.

          The amount of the Proposed Borrowing is $______________.(1)

---------------------
(1) Such amount must be in a minimum amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount.

          The Credit Availability as of the date of this Notice of Borrowing is $__________________.

          The Proposed Borrowing will be of [Eurodollar Rate Loans] (Base Rate Loans].

          The requested Eurodollar Interest Period for the Proposed Borrowing is from _________________ and ending _________________ (for a total of _____
months).(2)

-------------------
(2) To be specified if the Proposed Borrowing is of Eurodollar Rate Loans. Such Eurodollar Interest Period must comply with the provisions of
Section 5.2(b) of the Credit Agreement.


          The Borrower (by its signature below) hereby directs the Administrative Agent to disburse the proceeds of the Loans comprising the Proposed Borrowing on the Funding Date therefor as set forth on Schedule 1 attached hereto and made a part hereof, whereupon the proceeds of such Loans shall be deemed received by or for the benefit of the Borrower.

          The Borrower (by its signature below) hereby certifies that the conditions precedent contained in Section r6.11 r6.21 are satisfied on the date hereof and will be satisfied on the Funding Date of the Proposed Borrowing.

                             RECKSON OPERATING PARTNERSHIP, L.P.,
                             a Delaware limited partnership

                             By: RECKSON ASSOCIATES REALTY CORP.,
                                 a Maryland corporation,
                                 its general partner


                                 By:_______________________
                                    Name:
                                    Title:


                                  SCHEDULE 1
                                      to
                              Notice of Borrowing
                              -------------------
                                 dated ___________, 199_

                       (Insert disbursement directions]


                                   EXHIBIT D
                                      to
                Credit Agreement dated as of December 17, 1999

            ------------------------------------------------------

                   FORM OF NOTICE OF CONVERSION/CONTINUATION

                                                       ___________, 199_

The Chase Manhattan Bank, as Administrative Agent for the Lenders party to the Credit Agreement referred to below
380 Madison Avenue
New York, New York 10017

Attention:   Marc Costantino

Ladies and Gentlemen:

          Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of December 17, 1999 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), the institutions from time to time party thereto as Lenders, ING (U.S.) Capital LLC (formerly known as ING (U.S.) Capital Corporation), as Documentation Agent, and The Chase Manhattan Bank, as Arranger and Administrative Agent.

          The Borrower by its signature below hereby gives you notice pursuant to Section 5.1(c) (ii) of the Credit Agreement that the Borrower hereby elects to(1):

----------------------
(1) Include those items that are applicable, completed appropriately for the circumstances.


          1. Convert $_________(2) in aggregate principal amount of Base Rate Loans from Base Rate Loans to Eurodollar Rate Loans on ___________, 199_(3). The Eurodollar Interest Period for such Eurodollar Rate Loans is requested to be _____ month(s).(4)

--------------------------
(2) Such amount of conversion to or continuation of Eurodollar Rate Loans must be in a minimum amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount, except in the case of a conversion into or a conversion of an entire Borrowing of Non Pro Rata Loans.

(3)  Date of conversion must be a Business Day.

(4)  Such Eurodollar Interest Period must comply with the provisions of
Section 5.2 (b) of the Credit Agreement.


          2. Convert $_________ in aggregate principal amount of Eurodollar Rate Loans with a current Eurodollar Interest Period ending ___________, 199_(5) to Base Rate Loans.

---------------------------
(5) The Conversion of Eurodollar Rate Loans to Base Rate Loans shall be made on, and only on, the last day of the Eurodollar Interest Period for such Eurodollar Rate Loans.


          3. Continue as Eurodollar Rate Loans $_________(6) in aggregate principal amount of Eurodollar Rate Loans with a current Eurodollar Interest Period from ___________ and ending ___________, 199_. The succeeding Eurodollar Interest period for such Eurodollar Rate Loans is requested to be _________ month(s).(7)

---------------------------

(6)   See footnote 2.

(7)   See footnote 4.


          The Borrower by its signature below hereby certifies that on the date hereof there are no prohibitions under the Credit Agreement to the requested conversion/continuation, and no such prohibitions will exist on the date of the requested conversion/continuation.

                                  RECKSON OPERATING PARTNERSHIP, L.P.,
                                  a Delaware limited partnership

                                  By: RECKSON ASSOCIATES REALTY CORP.,
                                      a Maryland corporation,
                                      its general partner


                                      By:__________________________
                                         Name:
                                         Title:


                                   EXHIBIT E
                                      to
                Credit Agreement dated as of December 17, 1999

-----------------------------------------------------------------------------

                           LIST OF CLOSING DOCUMENTS

                                  $75,000,000
                  SECOND AMENDED AND RESTATED CREDIT FACILITY
                                     among
                     RECKSON OPERATING PARTNERSHIP, L.P.,
                               THE LENDERS, AND
                           THE CHASE MANHATTAN BANK
                               December 17, 1999

LIST OF CLOSING DOCUMENTS(1)

-----------------------
(1) Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.


          1. Amended and Restated Credit Agreement (the "Credit Agreement"), among Reckson Operating Partnership, L.P. (the "Borrower"), certain financial institutions listed on the signature pages thereof as lenders (collectively referred to herein, together with their respective successors and assigns, as the "Lenders"), ING (U.S.) Capital LLC (formerly known as ING (U.S.) Capital Corporation), as Documentation Agent, and The Chase Manhattan Bank, as Arranger and Administrative Agent ("Chase")

          2. Exhibits and Schedules to the Credit Agreement as described on
Schedule 1 attached hereto.

          3. Promissory Notes (the "Notes") executed by the Borrower and payable to each Lender evidencing the Loans made by such Lender under the Credit Agreement.

          4. Amended and Restated Guaranty Agreement by the Borrower, Reckson Associates Realty Corp. (the "Company"), and Reckson FS Limited Partnership ("Reckson FS11) for the benefit of Chase.

          5. Certificate of the Company dated the Closing Date (a) in its capacity as general partner of the Borrower certifying (1) the names and true signatures of the incumbent officers of the Company authorized to sign the Credit Agreement, the Borrower Notes, and the other Loan Documents on behalf of the Borrower, (2) the resolutions of the Company's Board of Directors approving and authorizing the execution, delivery and performance of the Credit Agreement, the Borrower Notes and all other Loan Documents executed by the General Partner on behalf of the Borrower, and (3) a copy of the Partnership Agreement of the Borrower as in effect on the date of such certification, and (2) a copy of the Certificate of Incorporation of the Company, together with all amendments thereto, if any, certified by the Secretary of State of Maryland.

          6. Copy of the Certificate of Limited Partnership of the Borrower, together with all amendments thereto, if any certified by the Secretary of State of Delaware.

          7. Copy of the Articles of Incorporation of the Company, together with all amendments thereto, if any certified by the Secretary of State of Maryland.

          8. Certificate of Reckson FS, Inc. dated the Closing Date (a) in its capacity as general partner of Reckson FS certifying (1) the names and true signatures of the incumbent officers of Reckson FS, Inc. authorized to sign the Guaranty Agreement on behalf of Reckson FS, (2) the resolutions of Reckson FS, Inc.'s Board of Directors approving and authorizing the execution, delivery and performance of the Guaranty Agreement executed by Reckson FS, Inc. on behalf of the Borrower, and (3) a copy of the Partnership Agreement of the Reckson FS as in effect on the date of such certification, and (2) a copy of the Certificate of Incorporation of Reckson FS, Inc., together with all amendments thereto, if any, certified by the Secretary of State of Delaware.

          9. Good Standing Certificates of the Borrower, the Company, Reckson FS and Reckson FS, Inc.

          10. Opinion of Brown & Wood LLP, counsel for the Borrower and the Company.

          11. Notice of Borrowing executed by the Borrower with respect to the Loans to be made on the Initial Funding Date.

          12. Disbursement Direction Authorization executed by the Borrower pursuant to which Chase is directed to disburse the proceeds of the Loans to be made on the Initial Funding Date as described therein.

          13. Officer's Certificate of the General Partners dated the Initial Funding Date, signed by the President of the Company, certifying, among other things, satisfaction of the conditions precedent to funding set forth in
Section 6.1 of the Credit Agreement.


                                   EXHIBIT F
                                      to
                Credit Agreement dated as of December 17, 1999

-----------------------------------------------------------------------------
            FORM OF [QUARTERLY /ANNUAL I COMPLIANCE CERTIFICATE TO
                               ACCOMPANY REPORTS

                                                         ___________, 199_

The Chase Manhattan Bank, as Administrative Agent for the Lenders party to the Credit Agreement referred to below
270 Park Avenue
New York, New York 10017

Attention: Marc Costantino

Ladies and Gentlemen:

          Pursuant to Section [ 8. 2 (a) (iii) I [ 8. 2 (b) (iii) I of that certain Amended and Restated Credit Agreement dated as of December 17, 1999 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), the institutions from time to time party thereto as Lenders, ING (U.S.) Capital LLC (formerly known as ING (U.S.) Capital Corporation), as Documentation Agent, and The Chase Manhattan Bank, as Arranger and Administrative Agent, the undersigned, _______________, the ______________ of [Reckson operating Partnership, L.P., a Delaware limited partnership] [Reckson Associates Realty Corp., a Maryland corporation (the "Company")), hereby certifies that:

          1. The undersigned has reviewed the terms of the Loan Documents, and has made, or caused to be made under (his/her] supervision, a review in reasonable detail of the consolidated financial condition of the Company and its consolidated Subsidiaries during the accounting period covered by the financial statements identified below. To the best of the undersigned's knowledge, such review has not disclosed the existence during or at the end of such accounting period, and as of the date hereof the undersigned does not have knowledge, of the existence of any condition or event which constitutes an Event of Default or Potential Event of Default.(1)

--------------------------
(1) If such condition or event exists or existed, specify (i) the nature and period of such condition or event and (ii) the action taken, being taken or proposed to be taken with respect thereto.


          2. The financial statements, reports and copies of certain instruments and documents attached hereto, namely,

             A.   Compliance Certificate, dated _____________________
             B.   ______________________, dated _____________________
             C.   ______________________, dated _____________________
             D.   ______________________, dated _____________________

are true and complete copies of the aforesaid which constitute part of or are based upon the customary books and records of the Company, and, to the best of the undersigned's knowledge and belief, there exist no facts or circumstances which would have a Material Adverse Effect.


                                  ____________________________________
                                  Name:
                                  Title:


                                   EXHIBIT G
                  SAMPLE CALCULATIONS OF FINANCIAL COVENANTS


                                                            Schedule 1.1.1


                           Existing, Permitted Liens


                      See Schedule 7.1H - Indebtedness


                                                            Schedule 1.1.2

                         Permitted Securities Options

1.   Company

      o   Articles of Amendment and Restatement of Reckson Associates
          Realty Corp. filed with the Maryland Department of Assessments and Taxation on May 22, 1995.

      o   1995 Stock Option Plan.

      o   1996 Employee- Stock Option Plan.

      o   1997 Stock Option Plans.

      o   1998 Stock Option Plans.

      o   Amended and Restated Agreement of Limited Partnership of
          Reckson Operating Partnership, L.P. dated June 2, 1995 (as amended and supplemented through June 30, 1998).

2.  Borrower

      o   Certificate of Limited Partnership of Reckson Operating
          Partnership, L.P. filed with the Secretary of State of Delaware on September 28, 1994.

      o   Amended and Restated Agreement of Limited Partnership of
          Reckson Operating Partnership, L.P. dated June 2, 1995 (as amended and supplemented through June 3 )0, 1998).

3.  Reckson FS LP

      o Amended and Restated Certificate of Limited Partnership filed with the Secretary of State of Delaware on July 21, 1998.

      o Third Amended and Restated Agreement of Limited Partnership dated July 21, 1998.


                                                            Schedule 6.1-D

                                Equity Changes

                        Company              Borrower

                   Class B
                   Common               Common
                   shares                units
    10/15/99       200,000                                -repurchase
    10/25/99       230,000                                -repurchase
    11/11/99        15,000                                -repurchase
    11/12/99        85,000                                -repurchase
    11/15/99       100,000                                -repurchase
    11/19/99                             400              -redeemed for cash


                                                            Schedule 7.1-A

                      Borrower's Organizational Documents

1.  Reckson Associates Realty Corp.

    o Articles of Amendment and Restatement filed with the Maryland Department of Assessments and Taxation on May 22, 1995.

    o Articles Supplementary filed with the Maryland Department of Assessments and Taxation on April 9, 1998.

2.  Reckson Operating Partnership, L.P.

    o Certificate of Limited Partnership filed with the Secretary of State of Delaware on September 28, 1994.

    o Amended and Restated Agreement of Limited Partnership dated June 2, 1995 (as amended on December 6, 1995, Apri1 13, 1998, June 30, 1998 and June 2, 1999).

3.  Reckson Financing LLC

    o Certificate of Formation filed with the Secretary of State of Delaware on July 1, 1998.

    o     Limited liability company operatin2 a(2reement dated July 7, 1998

4.  Reckson FS Limited Partnership.

    o Amended and Restated Certificate of Limited Partnership filed with the Secretary of State of Delaware on July 21, 1998.

    o Third Amended and Restated Agreement of Limited Partnership dated July 21, 1998.


                                                            Schedule 7.1-C

                      Subsidiaries; Ownership of Capital
                        Stock and Partnership Interests

1.   Diagram of Entities

     See Exhibit A attached hereto.

2.   List of Entities

                                                        Jurisdiction Where             Equity Securities
                                      Jurisdiction of   Qualified to Transact
  Legal Name                          Organization      Business as a Foreign      Number        Number Issued
  of Such Person      Type of Entity  or Formation      Corporation or Otherwise   Authorized    and Outstanding    Owners
  Reckson Associates  Corp.                  MD                  NY                100,000,000    40,375,506     Public
  Realty Corp. ("RA")                                             NJ                (Common)       (Class A
                                                                 CT                               common stock)
                                                                                                  10,283,763
                                                                                                  (Class B
                                                                                                  common stock)
                                                                                   25,000,000     9,192.000
                                                                                   (Preferred)
  Reckson Operating     LP                   DE                  NY                                              RA (88%)
  Partnership, L.P.                                              NJ                                              LPs (12%)
                                                                 CT                                              of common units;
                                                                                                                 RA- 100% of Series
                                                                                                                 A Preferred Units

  Reckson Executive     LLC                  NY                                                                  See Diagram
  Center, LLC

  Reckson Management    Corp.                NY                  NY                  1,000         1,000         See Diagram
  Group, Inc.                                                     NJ                  (Common)
                                                                 CT                  1,000         1,000
                                                                                     (Preferred)

  Reckson Construction  Corp.                NY                  NY                  1,000         1,000         See Diagram
  Group, Inc.                                                     NJ                  (Common)
                                                                 CT                  1,000         1,000
                                                                                     (Preferred)
  Reckson FS Limited    Corp.                DE                  NY                                              See Diagram
  Partnership                                                    NJ

  Reckson               LLC                  DE                  NY                                              See Diagram
  Financing LLC                                                  NJ

  Omni Partners, L.P.   LP                   DE                  NY                                              See Diagram

  360 Hamilton          LLC                  DE                  NY                                              Borrower (50%);
  Ave, LLC                                                                                                       Hamilton Plaza of
                                                                                                                 White Plains, Inc.
                                                                                                                 (50%)

  RM Square LLC         LLC                  NY                  NY                                              100% owned by
                                                                                                                 Reckson Operating
                                                                                                                 Partnership, L.P.

  Reckson 120 White     LLC                  NY                  NY                                              100% owned by
  Plains Road LLC                                                                                                Reckson Operating
                                                                                                                 Partnership, L.P.

  520 LLC               LLC                  DE                  NY                                              Borrower (60%):
                                                                                                                 Tarrytown Corporate
                                                                                                                 Center 111, L.P.
                                                                                                                 (40%)

  Reckson/Matrix        LLC                  NJ                  NJ                                              Reckson Operating
  Cabbot Drive, LLC                                                                                              Partnership, L.P.
                                                                                                                 (99%): Reckson
                                                                                                                 Construction Group.
                                                                                                                 Inc. (1%)

  Metropolitan Partners LLC                  DE                                                                  RA (50%); Crescent
    LLC                                                                                                          Real Estate
                                                                                                                 Equities Company
                                                                                                                 (50%)


  Metropolitan                       Exhibit A to Schedule 7.1-C
  Partners LLC
 Interests
 Company.........50%               Reckson Associates Realty Corp.
 Crescent Real                             (the Company)
 Estate Equities
 Company.........50%                                 (General (88%))

                                Reckson Operating Partnership, L.P.
                                    (the Operating Partnership)

                                      Common Units  Preferred Units
                Company                   88%       100% of Series A
                Limited Partners          12%       100% of Series B, C and D


  Reckson Management Group, Inc.
 and Reckson Construction Group, Inc.        Omni Partners, L.P.          Reckson 17S Limited
  (the Management and Construction         (the Omni Partnership)              Partnership
           Companies)                                                  (the Financing Partnership)
                         Non-
                         Voting    Voting    Interests                 Interests
Common       Preferred                       Operating                 Operating
Stock          Stock                          Partnership ......60%     Partnership........99%
Operating                100%                 Partnership
 Partnership...                              Odyssey and               Financing
Reckson Management                            affiliate ........40%     Subsidiary(2).......1%
Partners, L.L.C. (1)...            100%

------------------
(1) Reckson Management Partners, L.L.C., is owned by Scott, Mitchell, Gregg and Mark Rechler.

(2) The Financing Subsidiary is a wholly-owned subsidiary of the Operating Partnership named Reckson Financing LLC.


                                                           Schedule 7.1-H

                                 Indebtedness

                         See Exhibit A attached hereto

                                                                        Pro Rata Share of
                                                          Outstanding      Outstanding                     Expiration  Amortization
     Property        % Owned  Lender                        Balance          Balance        Interest Rate     Date         Term
     --------        -------  ------                        -------          -------        -------------     ----         ----
WHOLLY OWNED
NON-RECOURSE SECURED:
--------------------
6800 Jericho           100%   New York Life Insurance   $   15,000,825   $   15,000,825         7.25%         Jun-00      None
6900 Jericho           100%   New York Life Insurance        5,278,830        5,278,830         7.25%         Jun-00      None
200 Broadhollow Rd.    100%   Dime Savings                   6,560,141        6,560,141         7.75%         Jun-02      30 Year
50 Charles Lindbergh   100%   New York Life Insurance       15,479,269       15,479,269         7.50%         Jul-01      None
310 E. Shore Rd.       100%   Woodmen of the World           2,322,462        2,322,462         8.00%         Jul-02      None
80 Orville Drive       100%   Principal Mutual Life          2,615,651        2,615,651         7.50%         Feb-04      None
110 Bi-County Blvd.    100%   Fortis Benefits Ins. Co.       4,220,824        4,220,824         9.13%         Nov-12      20 year
580 White Plains       100%   Mellon Mortgage Company        8,143,610        8,143,610         7.38%         Sep-00      20 year
395 N. Service Road    100%   Bayerische VereinsBank        20,933,000       20,933,000         6.45%         Oct-05      (B)
100 Summit Lake Dr.    100%   M & T Real Estate Inc.        22,613,861       22,613,861         8.50%         Mar-07      14 year
200 Summit Lake Dr.    100%   USGI Inc.                     20,462,940       20,462,940         9.25%         Nov-05      27 year
120 West 45th Street   100%   Midland Loan Services         67,000,000       67,000,000         6.82%         Nov-27      (C)
1 Orlando Center       100%   Midland Loan Services         40,000,000       40,000,000         6.82%         Nov-27      (C)
810 Seventh Avenue     100%   Aegon USA Realty              36,820,833       36,820,833         7.73%         Aug-09      25 year
100 Wall Street        100%   Aegon USA Realty              37,622,792       37,622,792         7.73%         Aug-09      25 year

                                                       ---------------------------------
  Total Wholly-Owned Non-Recourse Secured               $  355,075,037   $  355,075,037
                                                       ---------------------------------

RECOURSE SECURED:
----------------

Landmark Square        100%   Metropolitan Life             47,808,523       47,808,523         8.02%         Oct-06      25 year

                                                       ---------------------------------
  Total Wholly-Owned Recourse Secured                   $   47,808,523   $   47,808,523
                                                       ---------------------------------

  Total Secured Wholly-Owned                            $  402,883,561   $  402,883,561
                                                       ---------------------------------


JOINT VENTURE

Omni                    60%   Northwestern Mutual Life  $   56,430,536   $   33,358,352         7.72%         Sep-07      10 year
520 White Plains        60%   Dorman & Wilson               13,951,340        3,370,304         8.85%         Sep-05      20 year

                                                       ---------------------------------
  Total Joint Venture                                   $   70,381,927   $   42,229,156
                                                       ---------------------------------

OTHER SECURED DEBT:                                     $          -     $          -

----------------------------------------------------------------------------------------
Total Secured Debt                                      $  473,265,488   $  445,112,717
----------------------------------------------------------------------------------------

Unsecured Revolver                                      $  297,600,000   $  297,600,000         6.28%         Jul-01
Unsecured Term Loan                                     $   75,000,000   $   75,000,000         7.13%         Dec-99

Other Unsecured Debt-Corporate & Wholly-Owned Interests $  150,000,000   $  150,00,000          7.20%         Aug-07      (D)
Other Unsecured Debt-Corporate & Wholly-Owned Interests $   99,842,474   $   99,842,474         7.40%         Mar-04      (E)
Other Unsecured Debt-Corporate & Wholly-Owned Interests $  199,453,059   $  199,453,059         7.75%         Mar-??      (F)

----------------------------------------------------------------------------------------
Total Other Unsecured Debt                              $  449,295,533   $  449,295,533
----------------------------------------------------------------------------------------

Total Unsecured Debt                                    $  821,895,533   $  821,895,533
----------------------------------------------------------------------------------------

Subsidiary Unsecured Recourse Debt                      $          -     $          -

----------------------------------------------------------------------------------------
Total Outstanding Debt                                  $1,295,161,021   $1,267,008,250
----------------------------------------------------------------------------------------

Notes
-----

(B)  534,000  Scheduled Amortization per Month

(C)  28 Year Amortization Beginning 1299

(D)  ???enior unsecured notes
(E)  ???enior unsecured notes
(F)  ???enior unsecured notes

                                                                 SCHEDULE 7.1-I

                         LITIGATION; ADVERSE EFFECTS
                         ---------------------------


                                    None.

                                                                 SCHEDULE 7.1-P

                             ENVIRONMENTAL MATTERS
                             ---------------------

    100 Oser Avenue, Hauppauge, NY, a property formerly owned by Vanderbilt
          Associates is listed on the Registry of Inactive Hazardous
                    Waste Disposal Sites in New York State.

                                                                 SCHEDULE 7.1-Q


                                 ERISA PLANS
                                 -----------


     o    401(k) Plan

                                                                 SCHEDULE 7.1-R


                            SECURITIES ACTIVITIES
                            ---------------------

           Loans in connection with each of the Stock Option Plans
                           listed on Schedule 1.1.2

                                                                 SCHEDULE 7.1-T


                               INSURANCE PLANS
                               ---------------


                        See Exhibit A attached hereto

                             COLEX COVERAGE CORP.
                              488 WILLIS AVENUE
                           WILLISTON PARK, NY 11596
                   Phone: 516/746-7177 o Fax: 516/742-7180

                            SCHEDULE OF INSURANCE
                                AS OF 06/25/99

INSURED:  RECKSON ASSOCIATES REALTY CORP., &/OR RECKSON OPERATING
          PARTNERSHIP, LP, etal

===============================================================================================---------------------------------
     CoMPANY         POLICY NO.                COVERAGE                         LIMITS               TERM          PREMIUM
================================================================================------------------------------------------------
Amer Protection    3ZG008388-00   COMMERCIAL PROPERTY POLICY                                      08/02/99-00       $718,370
                                   Blanket Real & Personal Property            $ 2,562,940,558
                                  Business Income
                                   Extra Expense                                     6,000,000
                                   Boiler & Machinery                                 Included
                                   Flood                                            50,000,000
                                   Earth Movement                                   50,000,000

Lm erman's         3F968870-00    CRIME                                                           06/02/99-00          5,741
                                   Employee Dishonesty                               1,000,000
                                   Depositor's Forgery                               1,000,000
                                   Money & Securities
                                    Inside                                              25,000
                                    Outside                                             10,000

Diamond State      L7126311       COMMERCIAL GENERAL LIABILITY                                    06/02/99-00        666,252
                                   Each Occurrence                                   1,000,000
                                   Policy Aggregate                                  2,000,000
                                   Fire Damage Liability                             1,000,000
                                   Medical Expense                                      10,000

Lumberman's        FSV088673-00   BUSINESS AUTO                                                   06/02/99-00        135,400
                                   Bodily Injury & Property Damage Liability
                                    (Combined Single Limit)                          1,000,000
                                   Personal Injury Protection                         Included
                                   Additional Personal Injury Protection              Included
                                   Optional Basic Economic Loss (NY)                  Included
                                   Supplementary Uninsured Motorists                 1,000,000
                                   Comprehensive - $500 Ded.                               ACV
                                   Collision - $500 Ded.                                   ACV
                                   Rental Reimbursement (Pvt Pass only)               Included
                                   Towing (Pvt Pass only)                             Included
                                   Hired/Non Owned Auto Liability                    1,000,000

AR?OMA             001308         COMMERCIAL UMBRELLA LIABILITY                                   12/10/98-99         96,020
                                   Each Occurrence                                 125,000,000
                                   General Aggregate                               125,000,000

Reliance Ins Co    NAR0137864-99  DIRECTORS & OFFICERS LIABILITY                                  05/25/99-00        275,000
                                   Aggregate Limit of Liability - Policy Year       25,000,000

Greater NY Mutual  6631003306     WORKER'S COMPENSATION                              Statutory    06/02/98-99        146,162

Trans Genl Life    02574          NY DISABILITY BENEFITS                       Up to $500/week     Continuous    See Remarks
                                                                                   (26 weeks)

Fireman's of OH    OEP02959680    EMPLOYMENT PRACTICES LIABILITY                                  05/08/99-00         13,281
                                   Per Claim Limit                                   5,000,000
                                   Total Aggregate Limit                             5,000,000

CNA                1P88407A2AANJ  NJ TEMPORARY DISABILITY BENEFITS             Up to $500/week     Continuous    See Remarks
                                                                                    (26 weeks)

Reliance           NTL1632511     ENVIRONMENTAL LIABILITY                                          7/24/97-99        $12,800
                                   Pollution Legal Liability                        $1,000,000
                                   Remediation Legal Liability                       1,000,000
                                   Legal Defense Expense                             1,000,000
                                   Aggregate Policy Limit (including all
                                    losses and expenses)                             1,000,000

REMARKS:
-------
          (1) NY DBL and NJ TDB policy premiums are reconciled by the Insured quarterly and remitted directly to the carrier.

  THE INFORMATION SHOWN ON THIS SCHEDULE IS A BRIEF OUTLINE OF THE INSURANCE WRITTEN THROUGH COLEX COVERAGE CORP. SINCE IT IS NOT INTENDED TO STATE ALL
    COVERAGES, CONDITIONS, LIMITATIONS AND EXCLUSIONS, PLEASE REFER TO THE SPECIFIC POLICY. PREMIUMS SHOWN ARE EITHER AS AN ANNUAL DEPOSIT OR AS THE
                         INITIAL PREMIUM AT INCEPTION.


COLEX COVERAGE CORP.   |   486 Willis Avenue   |   Williston Park, NY 11596

                                                                   Exhibit 1.2

                SECOND AMENDED AND RESTATED GUARANTY AGREEMENT

         SECOND AMENDED AND RESTATED UNCONDITIONAL GUARANTY OF PAYMENT (this "Guaranty"), is made as of December 17, 1999 by RECKSON ASSOCIATES REALTY CORP. ("RAR"), a Maryland corporation, RECKSON FS LIMITED PARTNERSHIP ("RFS" and together with RAR, the "Guarantor"), a Delaware limited partnership, in favor of THE CHASE MANHATTAN BANK, as arranger, book manager, and administrative agent (the "Agent") for the benefit of the banks (the "Lenders") that are from time to time parties to that certain Second Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of December 17, 1999, among Guarantor, the Lenders and the Agent.

         Capitalized terms not otherwise defined in this Guaranty shall have the meanings ascribed to them in the Credit Agreement.

                             W I T N E S S E T H:

         WHEREAS, Borrower, Reckson Morris Operating Partnership, L.P. and the Agent entered into an Amended and Restated Credit Agreement dated as of January 12, 1999, as amended by First Amendment to Amended and Restated Credit Agreement, dated as of September 27, 1999 (the "Existing Credit Agreement"); and

         WHEREAS, pursuant to the terms of the Existing Credit Agreement, the Loans were to be guaranteed by the Borrower Guarantors pursuant to the Guaranty Agreement dated as of January 12, 1999 (the "Existing Guaranty"); and

         WHEREAS, the parties to the Existing Credit Agreement have agreed to amend and restate the terms and conditions contained in the Existing Credit Agreement in their entirety in that certain Credit Agreement, pursuant to which the Lenders shall make Loans to the Borrower to be guaranteed by the Borrower, and to be evidenced by certain Promissory Notes (as the same may be amended, supplemented, modified or restated from time to time, the "Notes"), each dated as of the date hereof, in the aggregate principal amount of $75,000,000, payable by the Borrower to the order of the Lenders respective to their Pro Rata Shares of the Loans; and

         WHEREAS, the parties hereto have agreed to amend and restate the terms and conditions contained in the Existing Guaranty in their entirety as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the direct and indirect benefits to be derived from the making of the Loans by the Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

         I. The Existing Guaranty is hereby modified so that all of the terms and conditions of the aforesaid Existing Guaranty shall be restated in their entirety as set forth herein, and Guarantor agrees to comply with and be subject to all of the terms, covenants and conditions of this Guaranty.

         II. This Guaranty shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and shall be deemed to be effective as of the date hereof.

         III. Any reference in any other Loan Document or any other document executed in connection with the Existing Credit Agreement to the Existing Guaranty shall be deemed to refer to this Guaranty.

The parties hereby agree as follows:

         1. The Guarantor, on behalf of themselves and their successors and assigns, each hereby irrevocably, absolutely, and unconditionally jointly and severally guarantees the full and punctual payment when due, whether at stated maturity or otherwise, of all obligations of the Borrower now or hereafter existing under the Note or under any of the other Loan Documents to which the Borrower is a party, together with any and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the Agent in enforcing its rights under this Guaranty (all such obligations set forth in this Paragraph 1 being referred to as the "Guaranteed Obligations").

         2. It is agreed that the obligations of Guarantor hereunder are primary and this Guaranty shall be enforceable against Guarantor and their successors and assigns without the necessity for any suit or proceeding of any kind or nature whatsoever brought by the Agent against the Borrower or its successors or assigns or any other party or against any security for the payment and performance of the Guaranteed Obligations and, to the extent permitted by applicable law, without the necessity of any notice of non-payment or nonobservance or of any notice of acceptance of this Guaranty or of any notice or demand to which Guarantor might otherwise be entitled (including, without limitation, diligence, presentment, notice of maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, imposition or agreement arrived at as to the amount of or the terms of the Guaranteed Obligations, notice of adverse change in the Borrower's financial condition and any other fact which might materially increase the risk to Guarantor), all of which Guarantor, to the extent permitted by applicable law, hereby expressly waives; and, to the extent permitted by applicable law, Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected, diminished, modified or impaired by reason of the assertion of, or the failure to assert by the Agent against the Borrower or its respective successors or assigns, any of the rights or remedies reserved to the Agent pursuant to the provisions of the Loan Documents. Guarantor hereby agrees that, to the extent permitted by applicable law, any notice or directive given at any time to the Agent which is inconsistent with the waiver in the immediately preceding sentence shall be void and may be ignored by the Agent, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Agent has specifically agreed otherwise in writing, signed by a duly authorized officer. Guarantor specifically acknowledges and agrees that the foregoing waivers are of the essence of this transaction and that, but for this Guaranty and such waivers, the Agent, the Lenders would not make the requested Loan to the Borrower.

         3. To the extent permitted by applicable law, Guarantor hereby waives, and covenants and agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshalling-of-assets or redemption laws, or right of homestead exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by the Agent of, this Guaranty. To the extent permitted by applicable law, Guarantor further covenants and agrees not to set up or claim any defense, counterclaim, offset, set-off or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by the Agent other than the defense of the actual timely payment and performance by the Borrower of the Guaranteed Obligations hereunder. Guarantor represents, warrants and agrees that, as of the date hereof, its obligations under this Guaranty are not subject to any counterclaims, offsets or defenses against the Agent of any kind.

         4. The provisions of this Guaranty are for the benefit of the Agent on behalf of the Lenders and their successors and permitted assigns, and nothing herein contained shall impair as among the Borrower and the Agent the obligations of the Borrower under the Loan Documents.

         5. This Guaranty shall be a continuing, unconditional and absolute guaranty and, to the extent permitted by applicable law, the liability of Guarantor hereunder shall in no way be terminated, affected, modified, impaired or diminished by reason of the happening, from time to time, of any of the following, although without notice or the further consent of Guarantor:

              (a) any assignment, amendment, modification or waiver of or change in any of the terms, covenants, conditions or provisions of any of the Guaranteed Obligations or the Loan Documents or the invalidity or unenforceability of any of the foregoing; or

              (b) any extension of time that may be granted by the Agent to the Borrower, any guarantor, or their respective successors or assigns; or

              (c) any action which the Agent may take or fail to take under or in respect of any of the Loan Documents or by reason of any waiver of, or failure to enforce any of the rights, remedies, powers or privileges available to the Agent under this Guaranty or available to the Agent at law, in equity or otherwise, or any action on the part of the Agent granting indulgence or extension in any form whatsoever; or

              (d) any sale, exchange, release, or other disposition of any property pledged, mortgaged or conveyed, or any property in which the Agent and/or the Lenders have been granted a lien or security interest to secure any indebtedness of the Borrower to the Agent and/or the Lenders; or

              (e) any release of any person or entity who may be liable in any manner for the payment and collection of any amounts owed by the Borrower to the Agent and/or the Lenders; or

              (f) the application of any sums by whomsoever paid or however realized to any amounts owing by the Borrower to the Agent and/or the Lenders under the Loan Documents in such manner as the Agent shall determine in its sole discretion; or

              (g) the Borrower's or any guarantor's voluntary or involuntary liquidation, dissolution, sale of all or substantially all of their respective assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of the Borrower's or guarantor's assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or the commencement of other similar proceedings affecting the Borrower or any guarantor or any of the assets of any of them, including, without limitation, (i) the release or discharge of the Borrower or any guarantor from the payment and performance of their respective obligations under any of the Loan Documents by operation of law, or (ii) the impairment, limitation or modification of the liability of the Borrower or any guarantor in bankruptcy, or of any remedy for the enforcement of the Guaranteed Obligations under any of the Loan Documents, or Guarantor's liability under this Guaranty, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute or law or from the decision in any court; or

              (h) any improper disposition by the Borrower of the proceeds of the Loans, it being acknowledged by Guarantor that the Agent shall be entitled to honor any request made by the Borrower for a disbursement of such proceeds and that the Agent shall have no obligation to see the proper disposition by the Borrower of such proceeds.

         6. Guarantor hereby agrees that if at any time all or any part of any payment at any time received by the Agent from the Borrower under any of the Notes or other Loan Documents or Guarantor under or with respect to this Guaranty is or must be rescinded or returned by the Agent for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or Guarantor), then Guarantor's obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by the Agent, and Guarantor's obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment, as though such previous payment to the Agent had never been made.

         7. Until this Guaranty is terminated pursuant to the terms hereof, the Guarantor (i) shall have no right of subrogation against the Borrower or any entity comprising same by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; (ii) hereby waives any right to enforce any remedy which Guarantor now or hereafter shall have against the Borrower or any entity comprising the same by reason of any one or more payment or acts of performance in compliance with the obligations of Guarantor hereunder; and (iii) shall subordinate any liability or indebtedness of the Borrower or any entity comprising same now or hereafter held by Guarantor to the obligations of the Borrower under the Loan Documents; provided that nothing contained herein shall limit the right of the Guarantor to receive any amount from the Borrower, or any entity comprising the same that is not prohibited by the terms of the Loan Documents.

         8. Guarantor hereby represents and warrants on its own behalf to the Agent with the knowledge that the Agent is relying upon the same, as follows:

              (a) as of the date hereof, Reckson Associates Realty Corp. owns a one percent (1%) general partnership interest and an eighty-two percent (82%) limited partnership interest in the Borrower, and Reckson Financing LLC (a wholly-owned subsidiary of Reckson Operating Partnership, L.P.) is the general partner of Reckson FS Limited Partnership, and Guarantor is familiar with the financial condition of Borrower;

              (b) based upon such relationship, Guarantor has determined that it is in its best interest to enter into this Guaranty;

              (c) this Guaranty is necessary and convenient to the conduct, promotion and attainment of Guarantor's business, and is in furtherance of Guarantor's business purposes;

              (d) the benefits to be derived by Guarantor from the Borrower's access to funds made possible by the Loan Documents are at least equal to the obligations of Guarantor undertaken pursuant to this Guaranty;

              (e) each Guarantor is Solvent and has full corporate, partnership, limited liability company or trust power, as the case may be, and legal right to enter into this Guaranty and to perform its obligations under the terms hereof and (i) Guarantor is organized or formed and validly existing under the laws of the state of its establishment or formation, (ii) Guarantor has complied with all provisions of applicable law in connection with all aspects of this Guaranty, and (iii) the person executing this Guaranty on behalf of Guarantor has all the requisite power and authority to execute and deliver this Guaranty; and

              (f) this Guaranty has been duly executed by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally or general principles of equity whether such enforceability is considered in a proceeding in equity or at law.

         9. Guarantor and the Agent acknowledge and agree that this Guaranty is a guaranty of payment and not of collection and enforcement in respect of any obligations which may accrue to the Agent and/or the Lenders from the Borrower under the provisions of any Loan Document.

         10. Subject to the terms and conditions of the Credit Agreement, and only in conjunction with a transfer permitted thereunder, the Agent may assign any or all of its rights under this Guaranty.

         11. Guarantor agrees, upon the written request of the Agent, to execute and deliver to the Agent, from time to time, any modification or amendment hereto or any additional instruments or documents reasonably considered necessary by the Agent or its counsel to cause this Guaranty to be, become or remain valid and effective in accordance with its terms or in order to implement more fully the intent of this Guaranty, provided, that, any such modification, amendment, additional instrument or document shall not increase Guarantor's obligations or diminish its rights hereunder and shall be reasonably satisfactory as to form to Guarantor and to Guarantor's counsel.

         12. The representation and warranties of the Guarantor set forth in this Guaranty shall survive until this Guaranty shall terminate in accordance with the terms hereof.

         13. This Guaranty together with the Credit Agreement and the other Loan Documents contains the entire agreement among the parties with respect to the Loans being made to the Borrower simultaneously with the execution and delivery hereof, and supersedes all prior agreements relating to such Loan and may not be modified, amended, supplemented or discharged except by a written agreement signed by Guarantor and the Agent.

         14. If all or any portion of any provision contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, such provision or portion thereof shall be deemed stricken and severed from this Guaranty and the remaining provisions and portions thereof shall continue in full force and effect.

         15. In order for any demand, request or notice to the respective parties hereto to be effective, such demand, request or notice shall be given, in writing, by delivering the same personally or by nationally recognized overnight courier service or by mailing, by certified or registered mail, postage prepaid or by telecopying the same, addressed to such party at the address set forth below or to such other address as may be identified by any party in a written notice to the others. Any such demand, request or notice sent as aforesaid shall be deemed to have been received by the party to whom it is addressed upon delivery, if personally delivered and on the actual receipt thereof, if sent by certified or registered mail or by telecopier, and when transmitted, if sent by telex:

If to the
Borrower:                  225 Broadhollow Road
                           Melville, New York 11747
                           Attention: Michael Maturo
                           Telecopy: (516) 756-1764

If to
Guarantor:                 Reckson Associates Realty Corp.
                           225 Broadhollow Road
                           Melville, New York 11747
                           Attention: Michael Maturo
                           Telecopy: (516) 756-1764

Guarantor:                 Reckson FS Limited Partnership
                           Reckson Morris Operating Partnership, L.P.
                           225 Broadhollow Road
                           Melville, New York 11747
                           Attention: Michael Maturo
                           Telecopy: (516) 756-1764

With Copies of
Notices to the
Borrower or
Guarantor to:              Brown & Wood llp
                           One World Trade Center
                           New York, New York 10048
                           Attention: Patricia A. Murphy, Esq.
                           Telecopy: (212) 839-5599

If to the Agent:           The Chase Manhattan Bank
                           270 Park Avenue
                           New York, New York 10017
                           Attention: Marc Costantino
                           Telecopy: (212) 270-9554

With Copies to:            Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention: Martha Feltenstein, Esq.
                           Telecopy: (212) 735-2000

         16. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Agent and its successors and assigns.

         17. The failure of the Agent to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Agent, nor excuse Guarantor from its obligations hereunder. Any waiver of any such right or remedy to be enforceable against the Agent must be expressly set forth in a writing signed by the Agent.

         18. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         (b) Any legal action or proceeding with respect to this Guaranty and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Guarantor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Guarantor at the address for notices set forth herein. Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Guarantor in any other jurisdiction.

         (c) GUARANTOR AND AGENT BY THEIR EXECUTION HEREOF AND THE LENDERS ACCEPTANCE HEREOF EACH HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. IT IS HEREBY ACKNOWLEDGED BY GUARANTOR THAT THE WAIVER OF A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE AGENT TO ACCEPT THIS GUARANTY AND THAT THE LOANS MADE BY THE LENDERS ARE MADE IN RELIANCE UPON SUCH WAIVER. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE, FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED BY THE AGENT IN COURT AS A WRITTEN CONSENT TO A NON-JURY TRIAL.

         (d) Guarantor does hereby further covenant and agree to and with the Agent that Guarantor may be joined in any action against the Borrower in connection with the Loan Documents and that recovery may be had against Guarantor in such action or in any independent action against Guarantor (with respect to the Guaranteed Obligations), without the Agent first pursuing or exhausting any remedy or claim against the Borrower or its successors or assigns. Guarantor also agrees that, in an action brought with respect to the Guaranteed Obligations in any jurisdiction, it shall be conclusively bound by the judgment in any such action by the Agent (wherever brought) against the Borrower or its successors or assigns, as if Guarantor were a party to such action, even though Guarantor was not joined as parties in such action.

         (e) Guarantor hereby agrees to pay all expenses (including, without limitation, reasonable attorneys' fees and disbursements) which may be incurred by the Agent in connection with the enforcement of its rights under this Guaranty, whether or not suit is initiated; provided, however, that such expenses shall be paid by the Agent if a final judgment in favor of Guarantor is rendered by a court of competent jurisdiction. Moreover, Guarantor covenants and agrees to indemnify and save the Agent harmless of and from, and defend it against, all losses, out-of-pocket costs and expenses, liabilities, damages or claims arising by reason of Guarantor's failure to perform its obligations hereunder.

         19. Subject to the terms of Section 6 hereof, this Guaranty shall terminate and be of no further force or effect upon the full performance and payment of the Guaranteed Obligations hereunder. Upon termination of this Guaranty in accordance with the terms of this Guaranty, the Agent promptly shall deliver to Guarantor such documents as Guarantor or Guarantor's counsel reasonably may request in order to evidence such termination.

         20. All of the Agent's rights and remedies under each of the Loan Documents or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to the Agent.

         21. Recourse with respect to any claim arising under or in connection with this Guaranty by the Agent, the Arrangers and the Lenders shall be limited to the same extent as is provided in Section 4.3(e) of the Credit Agreement with respect to claims against the Guarantor and the other parties named therein and the terms, covenants and conditions of Section 4.3 (e) of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.

         22. By executing and delivering this Guaranty, RAR hereby agrees that it shall be bound by, and shall comply with, all warranties and covenants applicable to it set forth in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered as of the date first set forth above.

                               GUARANTOR:


                               RECKSON ASSOCIATES REALTY CORP.,
                               a Maryland corporation



                               By:  __________________________
                                    Name:
                                    Title:


                               RECKSON FS LIMITED PARTNERSHIP,
                               a Delaware limited partnership

                               By:  Reckson Financing LLC,
                                    a Delaware limited liability company,
                                    its general partner

                                    By:  Reckson operating Partnership, L.P.,
                                         its sole member

                                         By:  Reckson Associates Realty Corp.,
                                              its general partner



                                               By:  ___________________________
                                                    Name:
                                                    Title: